                                 EXHIBIT 10.4




                             LSI INDUSTRIES INC.
                          RETIREMENT PLAN AND TRUST

                  (Amended and Restated as of July 1, 1989)

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
ARTICLE 1         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.1           Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.2           Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.3           Annual Employer Contribution . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.4           Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.5           Break in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    1.6           Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
    1.7           Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
    1.8           Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
    1.9           Compensation Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
    1.10          Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    1.11          Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    1.12          Eligibility Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    1.13          Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    1.14          Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    1.15          Employer Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    1.16          Excess Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    1.17          401(k) Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    1.18          Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    1.19          Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    1.20          Investment Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    1.21          Leased Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    1.22          Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.23          Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.24          Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.25          Plan Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.26          Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.27          Profit Sharing Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.28          Related Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.29          Rollover Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.30          Separate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.31          Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.32          Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    1.33          Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE 2         HOURS OF SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    2.1           General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    2.2           Limitations Applicable to Subsection 2.1(b)  . . . . . . . . . . . . . . . . . .    15
    2.3           Determination of Hours of Service Under Subsection 2.1(b)  . . . . . . . . . . .    16
    2.4           Crediting of Hours of Service to Computation
                  Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
    2.5           "Computation Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE 3         EMPLOYEE PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
    3.1           Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
    3.2           Eligibility Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
    3.3           Election Relating to 401(k) Contributions  . . . . . . . . . . . . . . . . . . .    20
    3.4           Years of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
    3.5           Reemployment After Break in Service  . . . . . . . . . . . . . . . . . . . . . .    21

                                    - ii -

    3.6           Certification of New Participants  . . . . . . . . . . . . . . . . . . . . . .   22
    3.7           Changes in Employment Status; Transfers of
                  Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE 4         BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    4.1           Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    4.2           Beneficiary in Absence of Designation  . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 5         CONTRIBUTIONS MADE ON BEHALF OF PARTICIPANTS . . . . . . . . . . . . . . . . .   26
    5.1           401(k) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    5.2           Administration and Limitation  . . . . . . . . . . . . . . . . . . . . . . . .   28
    5.3           Changes in Reduction Authorizations  . . . . . . . . . . . . . . . . . . . . .   29
    5.4           Suspension of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . .   29
    5.5           Distribution of Excess Contributions . . . . . . . . . . . . . . . . . . . . .   30
    5.6           Distribution of Excess Deferrals . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE 6         OTHER EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .   34
    6.1           Amount of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    6.2           Payment of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    6.3           Limitation on Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    6.4           Profit-Sharing Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    6.5           Finality of Determination  . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    6.6           Effect of Plan Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE 7         ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    7.1           Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    7.2           Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    7.3           Rollover Contributions Not Considered for
                  Certain Plan Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE 8         DEPOSIT AND INVESTMENT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . .   40
    8.1           Deposit of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    8.2           Investment Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE 9         INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS  . . . . . . . . . . . . . . . . .   42
    9.1           Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    9.2           Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    9.3           Account Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE 10        ALLOCATIONS TO ACCOUNT AND VALUATIONS  . . . . . . . . . . . . . . . . . . . .   44
    10.1          Allocation of Annual Employer Contributions
                  Among Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    10.2          Allocation of Profit Sharing Contributions
                  Among Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    10.3          Limitation on Crediting of Contributions . . . . . . . . . . . . . . . . . . .   46
    10.4          Valuation of Participant's Interest  . . . . . . . . . . . . . . . . . . . . .   50
    10.5          Finality of Trustee's Determination  . . . . . . . . . . . . . . . . . . . . .   51
    10.6          Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 11        TERMINATION OF PARTICIPATION AND DISTRIBUTION  . . . . . . . . . . . . . . . . . .   53
    11.1          Termination of Participation . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    11.2          Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    11.3          Years of Vested Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
    11.4          Election of Former Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
    11.5          Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
    11.6          Disposition of Non-vested Amounts  . . . . . . . . . . . . . . . . . . . . . . . .   62
    11.7          Effect of Committee's Determination  . . . . . . . . . . . . . . . . . . . . . . .   63
    11.8          Reemployment of Former Participant . . . . . . . . . . . . . . . . . . . . . . . .   63
    11.9          Restrictions on Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    11.10         Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    11.11         Buy Back of Forfeited Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    11.12         Distribution Upon Certain Events . . . . . . . . . . . . . . . . . . . . . . . . .   66

ARTICLE 12        THE COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    12.1          Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    12.2          Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    12.3          Authority of Committee and Employers . . . . . . . . . . . . . . . . . . . . . . .   68
    12.4          Action of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    12.5          Claims Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    12.6          Resignation, Removal, and Designation
                  of Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    12.7          Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    12.8          Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    12.9          Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    12.10         Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . . . .   73

ARTICLE 13        POWERS AND DUTIES OF THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .   74
    13.1          Trust Property and Investments . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    13.2          Claims Against Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
    13.3          Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    13.4          Voting Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    13.5          Investment Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    13.6          Employer Directions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
    13.7          Registration of Securities; Nominees . . . . . . . . . . . . . . . . . . . . . . .   78
    13.8          Agents, Attorneys, Actuaries, and Accountants  . . . . . . . . . . . . . . . . . .   78
    13.9          Deposit of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
    13.10         Legal Advice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
    13.11         Other Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
    13.12         Court Action Not Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
    13.13         Trustee's Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
    13.14         Directions to the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
    13.15         Payment of Taxes; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
    13.16         Compensation and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
    13.17         Records and Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

ARTICLE 14        SUCCESSOR TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
    14.1          Resignation or Removal of the Trustee  . . . . . . . . . . . . . . . . . . . . . .   83
    14.2          Appointment of the Successor Trustee . . . . . . . . . . . . . . . . . . . . . . .   83
    14.3          Commingled Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

ARTICLE 15        AMENDMENT, TERMINATION, AND WITHDRAWAL . . . . . . . . . . . . . . . . . . . . .   85
    15.1          Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
    15.2          Limitation on Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
    15.3          Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
    15.4          Withdrawal of an Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
    15.5          Corporate Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88

ARTICLE 16        EXTENSION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
    16.1          Adoption by Related Corporations . . . . . . . . . . . . . . . . . . . . . . . .   89

ARTICLE 17        TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
    17.1          Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
    17.2          Top-Heavy Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
    17.3          Accelerated Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
    17.4          Minimum Employer Contribution  . . . . . . . . . . . . . . . . . . . . . . . . .   92
    17.5          Adjustment to Section 415 Limitations  . . . . . . . . . . . . . . . . . . . . .   94

ARTICLE 18        MINIMUM DISTRIBUTION REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . .   96
    18.1          Overriding Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
    18.2          Required Beginning Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
    18.3          Limits on Distribution Periods . . . . . . . . . . . . . . . . . . . . . . . . .   96
    18.4          Distribution Beginning Before Death  . . . . . . . . . . . . . . . . . . . . . .   96
    18.5          Distribution Beginning After Death . . . . . . . . . . . . . . . . . . . . . . .   97
    18.6          Death of Surviving Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    18.7          Amounts Payable to Child . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    18.8          Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    18.9          Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    18.10         Transitional Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

ARTICLE 19        PLAN MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
    19.1          Merger of Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103

ARTICLE 20        PARTICIPANT LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
    20.1          Availability of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
    20.2          Accounting for Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
    20.3          Terms and Conditions of Loan . . . . . . . . . . . . . . . . . . . . . . . . . .  107
    20.4          Repayment of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108

ARTICLE 21        MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.1          Commitment as to Employment  . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.2          Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.3          No Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.4          Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.5          Duty to Furnish Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.6          Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    21.7          Merger, Consolidation, or Transfer of
                  Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
    21.8          Condition on Employer Contributions  . . . . . . . . . . . . . . . . . . . . . .  110
    21.9          Back Pay Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
    21.10         Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
    21.11         Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112

                              LSI INDUSTRIES INC.
                           RETIREMENT PLAN AND TRUST


         THIS AGREEMENT, made and entered into at Cincinnati, Ohio, as of this _____ day of _______________, 1995, by and between LSI INDUSTRIES INC., an Ohio corporation, as the Company, and THE FIFTH THIRD BANK, an Ohio Banking Corporation, as Trustee,
                                        W I T N E S S E T H:
         WHEREAS, the Company currently maintained the Profit Sharing Plan of LSI Industries Inc. Plan under a Plan originally effective July 1, 1977, and amended and restated July 1, 1984 (the "Profit Sharing Plan") for the exclusive benefit of eligible employees and their beneficiaries; and
         WHEREAS, in addition, the Company currently maintained the Pension Plan of LSI Industries Inc. under a Plan originally effective July 1, 1980 and amended and restated July 1, 1984 (the "Prior Pension Plan") for the exclusive benefit of eligible employees and their beneficiaries; and
         WHEREAS, it is deemed desirable (1) to amend and restate the Profit Sharing Plan, and (2) to merge the assets of the Prior Pension Plan into this Plan, and (3) to add a 401(k) feature to this Plan.
         NOW, THEREFORE, the parties agree that, as of the Effective Date as herein defined, the Prior Pension Plan and Profit Sharing Plan are hereby amended and restated in their entirety and merged into a single plan, and that the Trustee shall hold all assets presently held under the Trust and all funds and other property hereafter contributed to the Trust pursuant to the provisions hereof, together with all the increments, proceeds, investments, and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.

                                   ARTICLE 1

                                  DEFINITIONS

         The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:
        1.1 "ACT" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
         1.2 "AGREEMENT" means this Trust Agreement, including any amendment hereof.
         1.3 "ANNUAL EMPLOYER CONTRIBUTION" means the annual amount contributed to the Plan by each Employer in accordance with the provisions of
Section 6.1.
         1.4 "BENEFICIARY" of a Participant, or of a former Participant, means the person or persons who, under the provisions of Article 4, shall be entitled to receive a distribution hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full.
         1.5 "BREAK IN SERVICE" means any Plan Year during which a person's employment by an Employer or a Related Corporation results in his completing less than 501 Hours of Service for such Employer or such Related Corporation or during which a person completes no Hours of Service for such Employer or such Related Corporation; provided, however, that no person shall incur a Break in Service solely by reason of (i) temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Corporation pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence; or (ii) absence from work due to military service in the Armed Forces of the United States, so long as he returns to work with an Employer or a Related Corporation within the period during which he retains reemployment rights under federal law.
         1.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
         1.7 "COMMITTEE" means the Committee established in accordance with the provisions of Article 12, at the time designated, qualified, and acting hereunder.
         1.8 "COMPENSATION" of a Participant for any Plan Year means the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses. The determination of Compensation shall be made by including amounts which are contributed by an Employer pursuant to the provisions of a salary reduction agreement and that are not includible in the gross income of the Participant under Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, of the Code and Employee contributions described in Section 414(h)(2) of the Code that are treated as Employer Contributions. The determination of compensation shall be made by excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation and welfare benefits. For any Plan Year beginning after December 31, 1988, Compensation in excess of the Compensation Limit, as defined herein, shall be disregarded.
         1.9 "COMPENSATION LIMIT" means the maximum amount of Compensation taken into account under the Plan for any Plan Year as set forth in Section 401(a)(17) of the Code and as may be adjusted by the Secretary of Treasury to reflect increases in the cost of living. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after July 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.
The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after July 1, 1994, any referenced in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan
Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
         For purposes of this Section, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the year. If, as a result of the application of such rules, the adjusted Compensation Limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

         1.10 "COMPANY" means LSI Industries Inc., an Ohio corporation, its corporate successors and any corporation into which it is merged or consolidated.
         1.11 "EFFECTIVE DATE" means July 1, 1989 for purposes of any provisions of this amendment and restatement that are required to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, and the Omnibus Budget Reconciliation Act of 1989 and all subsequent legislation. For purposes of the merger of the Prior Pension Plan into the Profit Sharing Plan, the Effective Date shall mean June 30, 1995. For all other purposes, the Effective Date of this amendment and restatement shall mean July 1, 1995, unless specifically provided otherwise.
         1.12 "ELIGIBILITY DATE" means, with respect to any Employee, the earliest date on which the Employee may become a Participant pursuant to
Article 3.
         1.13 "EMPLOYEE" means any person who is employed by an Employer, including for all Plan purposes except participating in the Plan and sharing in Employer Contributions, any "leased employee," as defined below, except that the term shall not include any person who renders service to an Employer solely as a director or an independent contractor or any person covered by a collective bargaining agreement unless such agreement specifically provides for coverage under the Plan.

         1.14 "EMPLOYER" means the Company and any Related Corporation which adopts the Plan, as provided in Section 16.1, so long as such Related Corporation has not withdrawn from the Plan.
         1.15 "EMPLOYER CONTRIBUTION" means an amount contributed to the Plan by an Employer in accordance with the provisions of Section 6.1, which shall include such Employer's Annual Employer Contribution and Profit Sharing Contribution as described therein.
         1.16 "EXCESS COMPENSATION" means the portion, if any, of compensation for a Plan Year that exceeds the Taxable Wage Base. Taxable Wage Base means for any Plan Year, the maximum amount of earnings at the beginning of such year which may be considered wages for such year under Section 3121(a)(1) of the Code.
         1.17 "401(K) CONTRIBUTION" means, with respect to a Participant, the percentage of Compensation by which such Participant has elected to have his earnings reduced in accordance with the provisions of Section 5.1.
         1.18 "HIGHLY COMPENSATED EMPLOYEE" means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder. A "highly compensated active employee" includes any Employee who performs services for an Employer during the determination year and who (i) was a 5% owner at any time during the determination year or the look-back year; (ii) received Compensation from an Employer during the look-back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code; the amount for 1995 is $100,000);

(iii) was in the top-paid group of employees for the Plan Year and received Compensation from an Employer during the look-back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code; the amount for 1995 is $66,000); (iv) was an officer of an Employer during the look-back year and received Compensation during that year in excess of 50% of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received Compensation in excess of that amount for the look-back year or the determination year, received the greatest Compensation for the look-back year of any officer; or (v) was one of the 100 employees paid the greatest Compensation by an Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look-back year". A "highly compensated former employee" includes any Employee who separated from service with the Employer (or is deemed to have separated from service with the Employer) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.
The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top-paid group, the 100 employees receiving the greatest Compensation from an Employer, the number of employees treated as officers, and the Compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms shall have the following meanings:

                 (a)      The "determination year" means the Plan Year.

                 (b) The "look-back year" means the 12-month period immediately preceding the determination year.

         1.19 "HOUR OF SERVICE" means, with respect to any person, an hour which is determined and credited as such in accordance with the provisions of
Article 2.
         1.20 "INVESTMENT FUND" means any separate investment trust fund maintained by the Trustee for the Plan and referred to in Section 9.1.
         1.21 "LEASED EMPLOYEE" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A Leased Employee shall not be considered an Employee of the Employer if: (a) such Employee is covered by a money purchase pension plan providing: (i) a nonintegrated Employer contribution rate of at least 10% of

Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the Employer's Employees who are not Highly Compensated Employees.
         1.22 "PARTICIPANT" means a person who becomes eligible to participate in the Plan in accordance with the provisions of Article 3, and whose participation has not been terminated.
         1.23     "PLAN" means this LSI Industries Inc. Retirement Plan.
         1.24 "PLAN ADMINISTRATOR" means the individual or committee designated by the Company as Administrator of the Plan, but if there is no individual or committee specifically designated, the Company shall be the Administrator. This is the administrator for purposes of the Act and the plan administrator for purposes of the Code.
         1.25     "PLAN QUARTER" means each calendar quarter.
         1.26 "PLAN YEAR" means the 12-month period which ends on June 30 of each year; provided, that the term shall not include any such 12-month period which ended prior to the Effective Date of the Plan.
         1.27 "PROFIT SHARING CONTRIBUTION" means the amount contributed to the Plan by the Employer in accordance with the provisions of Section 6.1 of the Plan.

         1.28 "RELATED CORPORATION" means any corporation, other than an Employer, which is a member of a controlled group of corporations of which an Employer is a member as determined under Section 1563(a) of the Code, without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code, any trade or business (whether or not incorporated) which is a member of a group under common control with the Company as determined under Section 414(c) of the Code, any organization, other than the Company, which is a member of an affiliated service group of which the Company is also a member as determined under Section 414(m) of the Code and any entity, other than the Company, which is required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.
         1.29 "ROLLOVER CONTRIBUTION" means an amount contributed to the Plan by a Participant in accordance with the provisions of Section 7.1.
         1.30 "SEPARATE ACCOUNT" means any of the accounts maintained by the Trustee in the name of a Participant in the Trust, and shall include his Profit Sharing Contributions Account, his 401(k) Account, his Rollover Account, and his Annual Employer Contributions Account.
         1.31 "TRUST" means the Trust originally established on July 1, 1977 for the Profit Sharing Plan of LSI Industries Inc. and on July 1, 1980 for the Pension Plan of LSI Industries Inc., as currently maintained under this Agreement. The Trust shall include each

Investment Fund and the Trust is called the "LSI Industries Inc. Retirement Trust".
         1.32 "TRUSTEE" means The Fifth Third Bank, an Ohio Banking Corporation, or any successor trustee which at the time shall be designated, qualified, and acting hereunder.
         1.33 "VALUATION DATE" means the last day of each Plan Quarter and such additional dates as may be fixed by the Administrator for the valuation of the Trust fund.
         The masculine pronoun wherever used herein shall include the feminine in any case so requiring.
---------------------
End of Article 1

                                  ARTICLE 2

                               HOURS OF SERVICE
         2.1      GENERAL RULE.    An "Hour of Service" with respect to any
person means the following:

                 (a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Corporation during the applicable computation period; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours;

                 (b) subject to the provisions of Section 2.2, each hour for which he is paid, or entitled to payment, by an Employer or a Related Corporation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

                 (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Corporation; provided, however, that the same Hour of Service shall not be credited both under subsections 2.1(a) or 2.1(b), as the case may be, and under this subsection 2.1(c); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such subsection 2.1(b) shall be subject to the limitations set forth therein and in Section 2.2.

Notwithstanding the foregoing and solely for purposes of determining whether a person, who is absent from employment with an Employer or a Related Corporation
(i) by reason of the person's pregnancy; (ii) by reason of the birth of the person's child; (iii) by reason of the placement of a child with the person in connection with the person's adoption of the child; or (iv) for purposes of caring for such child during the period immediately following birth or adoption, has incurred a Break in Service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such absence, or shall include eight Hours of Service for each day of absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any such pregnancy, birth, placement or period of such child care. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a Break in Service in such computation period, or in any other case, to the immediately following computation period; except that no such credit will be given unless the person furnishes to the Plan Administrator such timely information as may reasonably be required to establish that the absence from employment was for one of the reasons enumerated in the immediately foregoing sentence, and the number of days for which there was such an absence.

        2.2 LIMITATIONS APPLICABLE TO SUBSECTION 2.1(B). In the application of the provisions of subsection 2.1(b), the following provisions shall apply:

                 (a) No more than 501 Hours of Service shall be credited under such subsection 2.1(b) to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period).

                 (b) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment compensation, or disability insurance laws.

                 (c) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically related expenses incurred by him.

                 (d) For purposes of such subsection 2.1(b), a payment shall be deemed to be made by or due from an Employer or a Related Corporation (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

         2.3 DETERMINATION OF HOURS OF SERVICE UNDER SUBSECTION 2.1(B). In the case of a payment which is made or due on account of a period during which a person performs no duties, and which results in the crediting of Hours of Service under subsection 2.1(b), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in such subsection 2.1(b), the number of Hours of Service to be credited shall be determined in accordance with the following provisions:

                 (a) Except as provided in subsection 2.3(d), in the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. For purposes of the preceding sentence, in the case of a person without a regular work schedule, the number of hours to be credited shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

                 (b) Except as provided in such subsection 2.3(d), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the person's most recent hourly rate of compensation (as determined under subsection 2.3(c)) before the period during which no duties are performed.

                 (c) For purposes of subsection 2.3(b) a person's hourly rate of compensation shall be determined in accordance with the following provisions:

                          (i) In the case of a person whose compensation is determined on the basis of an hourly rate, such hourly rate shall be such person's most recent hourly rate of compensation.

                          (ii) In the case of a person whose compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks, or months, such person's hourly rate of compensation shall be his most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time. For purposes of the preceding sentence, in the case of a person without a regular work schedule, such person's hourly rate of compensation shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

                          (iii) In the case of a person whose compensation is
                 not determined on the basis of a fixed rate for specified periods of time, such person's hourly rate of compensation shall be the lowest hourly rate of compensation paid to persons in the same job classification as that of such person or, if no one in the same job classification has an hourly rate, the minimum wage as established from time to time under
                 Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

                 (d) Notwithstanding the provisions of subsections 2.3(a) and 2.3(b), a person shall not be credited on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of hours regularly scheduled for the performance of duties during such period. For purposes of applying the preceding sentence in the case of a person without a regular work schedule, the number of Hours of Service to be credited to such person for a period during which no duties are performed shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

         2.4      CREDITING OF HOURS OF SERVICE TO COMPUTATION PERIODS.
Hours of Service determined under Section 2.1 shall be credited to the appropriate computation period in accordance with the following provisions:

                 (a) Hours of Service described in subsection 2.1(a) shall be credited to the computation period in which the duties are performed.

                 (b) Hours of Service described in subsection 2.1(b) shall be credited as follows:

                          (i) Hours of Service credited to a person on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates; and

                          (ii) Hours of Service credited to a person on account of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated equally between the first two such computation periods.

                 (c) Hours of Service described in subsection 2.1(c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

                 (d) Notwithstanding the provisions of this Section 2.4, in the case of Hours of Service to be credited to a person in connection with a period of no more than 31 days which extends beyond one computation period, all such Hours of Service shall be credited to the second such computation period.

         2.5      "COMPUTATION PERIOD".     For purposes only of this Article 2,
a "computation period", with respect to the determination of an Employee's years of vested service and with respect to the determination of a person's years of service for purposes of eligibility shall mean the 12-month period commencing on the first date he completes an Hour of Service and each anniversary date thereafter.
---------------------
End of Article 2

                                  ARTICLE 3
                            EMPLOYEE PARTICIPATION

        3.1      PARTICIPATION.   Each Employee who was a Participant on July
1, 1989 and on June 30, 1995, shall continue as a Participant hereunder. Each other Employee shall become a Participant on the earliest Eligibility Date occurring on or after July 1, 1995, on which he has attained age 21 and has completed one year of service.

        3.2      ELIGIBILITY DATES.   An Employee shall become a Participant as
of the January 1 or July 1 coinciding with or next following the first date on which the Employee has satisfied the age and service eligibility requirements specified in Section 3.1. In addition, an Employee is eligible to make 401(k) Contributions pursuant to Section 5.1 as of January 1, April 1, July 1 or October 1 upon satisfying such eligibility requirements.

        3.3      ELECTION RELATING TO 401(K) CONTRIBUTIONS.   During the month
prior to which a Participant has satisfied the eligibility requirements specified in Section 3.1, but not in any event effective prior to the January 1 or July 1 as of which he becomes a Participant, such Participant may file with the Committee a written election with respect to a Compensation reduction authorization on a form prescribed by the Committee, which authorizes his Employer to make 401(k) Contributions on his behalf in accordance with the provisions of Section 5.1, effective for the first payroll period ending on or after the January 1, April 1, July 1, or October 1 first following receipt of such election by the Committee, as the case may be.

        3.4      YEARS OF SERVICE.   For the purpose only of applying the
eligibility requirements set forth in Section 3.1, years of service shall be determined in accordance with the following provisions:

                 (a) An Employee will be credited with a year of service if, as of the end of the 12-month period commencing on the first date he completes an Hour of Service, he has completed at least 1,000 Hours of Service. If an Employee fails to complete 1,000 Hours of Service during this 12-month period, he will be credited with a year of service for each 12-month period beginning on the anniversary date of his employment commencement date during which he completes at least 1,000 Hours of Service. He shall be credited with an additional year of service for each 12-month period in which he completes at least 1,000 Hours of Service.

                 (b)      In the case of an Employee who has a Break in Service,

                          (i) if an Employee did not have a vested right to any portion of any Employer derived Separate Account before his Break in Service commenced, his years of service prior to the Break in Service shall be disregarded for purposes of determining his eligibility if the number of his consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of years of service such Employee had before his Break in Service commenced; and

                          (ii) if his years of service are not excluded under (i) above or if he had a vested right to any portion of any Employer derived Separate Account before his Break in Service commenced, his years commenced will be reinstated upon his again completing an Hour of Service as an Employee.

        3.5      REEMPLOYMENT AFTER BREAK IN SERVICE.   If an Employee who
incurs a Break in Service after his employment is terminated is thereafter reemployed as an Employee, and if his years of service prior to such Break in Service are reinstated under subsection 3.4(b)(ii), he shall become a Participant or again become a Participant, as the case may be, on the date such service is reinstated. If a former Employee who incurs a Break in Service after his employment is terminated is thereafter reemployed as an Employee, and if he does not become a Participant immediately upon his completing an Hour of Service as an Employee in accordance with the preceding provisions of this Section 3.5, he shall become a Participant or again become a Participant, as the case may be, on the earliest Eligibility Date indicated in Section 3.2 with respect to which he meets the eligibility requirements indicated in Section 3.1 on his period of reemployment.

         3.6      CERTIFICATION OF NEW PARTICIPANTS.   As soon as
practicable after each Eligibility Date, each Employer shall transmit to the Company, the Trustee, and the Committee a certified list of all Employees becoming Participants on such date. Each Employee so certified shall be notified of such fact by his Employer. Upon becoming a Participant hereunder, an Employee shall become entitled to the benefits under the Plan and shall be bound by all provisions of this Agreement.

         3.7      CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT.
If a Participant ceases to be an Employee but continues in the employment of
(i) an Employer in some other capacity, or (ii) a Related Corporation, he shall nevertheless continue as a Participant until his participation is otherwise terminated in accordance with the provisions of this Agreement; provided, however, that such Participant shall share in any Employer Contributions for any Plan Year of such participation only to the extent and on the basis of his Compensation for services as an Employee or on the basis of 401(k) Contributions made on his behalf during such Plan Year, as the case may be; and provided, further, that no 401(k) Contributions shall be made on behalf of such Participant in accordance with the terms of his Compensation reduction authorization except on the basis of his Compensation for services as an Employee during such Plan Year. Moreover, if a person is transferred directly from employment (i) with an Employer as an Employee or (ii) with a Related Corporation, to employment with an Employer as an Employee, his service with such Employer or such Related Corporation shall be included in determining his eligibility under Section 3.1.
-----------------
End of Article 3

                                  ARTICLE 4
                                BENEFICIARIES

       4.1      DESIGNATION OF BENEFICIARY.   In the case of a Participant or
former Participant who is not married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full shall be such person or persons as designated by the Participant or former Participant. In the case of a Participant or former Participant who is married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full shall be his surviving spouse, if any, or alternately such person or persons as designated by the Participant or former Participant, provided that such designation has been consented to in writing by the surviving spouse, if any, of such Participant or former Participant. To be effective, any such consent must acknowledge the effect of such action and be witnessed by a notary public or a Plan representative, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 417(a)(2) of the Code and regulations issued thereunder. A designation of Beneficiary hereunder may be changed at any time and from time to time by the Participant or former Participant, provided that such change of designation has been consented to in the manner described above by the surviving spouse, if any, of such Participant or former Participant. Any such designation or change of designation, with spousal consent when necessary, shall be made in writing in the form prescribed by the Committee, and shall become effective only when filed by the Participant or former Participant with the Committee; provided, however, that any such designation or change of designation which is received by the Committee after the death of the Participant or former Participant shall be disregarded.

        4.2      BENEFICIARY IN ABSENCE OF DESIGNATION.    If a deceased
Participant or former Participant has no surviving spouse, and if either no Beneficiary for such Participant or former Participant shall have been designated or all those designated as his Beneficiary shall have died prior to the death of such Participant or former Participant, then the Beneficiary shall be the estate of such Participant or former Participant. If any Beneficiary shall die after becoming entitled to receive distribution hereunder and before such distribution is made in full, and if no other person or persons shall have been designated to receive the balance of such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.
-----------------
End of Article 4

                                  ARTICLE 5
                 CONTRIBUTIONS MADE ON BEHALF OF PARTICIPANTS

         5.1 401(K) CONTRIBUTIONS. Commencing with the first payroll period with respect to which Participant has made an election described in
Section 3.3, each Participant may elect to have a 401(k) Contribution made to the Plan by his Employer which shall be a whole percentage of his Compensation of not less than 1% nor more than 12%; provided, however, that the 401(k) Contribution to be made on behalf of a Participant shall not, when aggregated with all other elective deferrals made on behalf of the Participant under any other plan, contract, or arrangement of an Employer or a Related Corporation exceed the "applicable limit" for the Participant's taxable year beginning in the calendar year. The "applicable limit" for a Participant's taxable year beginning the 1987 calendar year is $7,000 and for each subsequent calendar year is an adjusted amount established by the Secretary of Treasury pursuant to
Section 402(g)(5) of the Code. For 1995, the amount of the applicable limit is $9,240. In the event a Participant elects to have his Employer make any 401(k) Contribution on his behalf, the Compensation of such Participant shall be reduced for each payroll period by the percentage he elected to have contributed on his behalf to the Plan in accordance with the terms of the Compensation reduction authorization in effect for such Participant pursuant to this Section 3.1 and Section 3.3 or Section 5.3, as the case may be, except that if the Company determines that a Compensation reduction authorization by a Participant will result in his exceeding the annual limitation described above, the Company shall adjust the Compensation reduction authorization of such Participant to such smaller percentage as will result in the annual limitation not being exceeded. Notwithstanding any other provision in this Agreement to the contrary, no 401(k) Contributions made with respect to a Plan Year on behalf of Participants who are Highly Compensated Employees shall result in an average actual deferral percentage for such Participants which exceeds the greater of:

                 (a) a percentage which is equal to 125% of the average actual deferral percentage for all other Participants; or

                 (b) a percentage which is not more than 200% of the average actual deferral percentage for all other Participants and which is not more than two percentage points higher than the average actual deferral percentage for all other Participants.

The Company shall adjust as required the projected actual deferral percentages of Highly Compensated Employees by reducing such percentages in order, beginning with the highest of such percentages, to such smaller percentages that will result in the limits set forth above not being exceeded. The Company shall then adjust the Compensation reduction authorizations of affected Highly Compensated Employees to reflect the adjustment made to their actual deferral percentages. For purposes of this Section 5.1, the following terms shall have the following meanings:

                 (c) The term "Compensation" means Compensation as defined in Section 414(s) of the Code, including any amount contributed by the Employers pursuant to a salary reduction agreement that is not includible in the gross income of an Employee under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code.

                 (d) The term "actual deferral percentage" with respect to a Participant for a Plan Year means the ratio of the 401(k) Contributions made on his behalf with respect to the Plan Year to his Compensation for such Plan Year.

                 (e) The term "Family Member" with respect to a Participant means the Participant's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

For purposes of applying the limitation contained in this Section 5.1, the 401(k) Contributions and Compensation of any Participant who is a Family Member of a Participant who is (i) 5.1 a 5% owner or (ii) among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, shall be aggregated with the 401(k) Contributions and Compensation of such 5% owner or Highly Compensated Employee Participant, and such Family Member shall not be considered a Participant for purposes of determining the average actual deferral percentage for all other Participants.

        5.2 ADMINISTRATION AND LIMITATION. Each Employer shall cause to be delivered to the Trustee all 401(k) Contributions made in accordance with the provisions of Section 5.1 as soon as reasonably practicable, but not later than 30 days after the last day of the calendar month in which ends the payroll period with respect to which such 401(k) Contributions are made; provided, however, that each Employer's Contribution hereunder for any Plan Year shall not exceed the limitation specified in Section 6.3. Subject to the provisions of Article 8, the Trustee shall credit the amount of 401(k) Contributions made by each Employer on behalf of a Participant to such Participant's 401(k) Account as soon as administratively practical but, not later than the last day of the

Plan Quarter in which the payroll period with respect to which they are made ends.
         5.3 CHANGES IN REDUCTION AUTHORIZATIONS. A Participant may change the percentage of his Compensation which he causes to be contributed on his behalf as 401(k) Contributions as of any January 1, April 1, July 1 or October
1 by filing an amended Compensation reduction authorization with the Personnel Department during the preceding month. A Participant shall continue to be limited to selecting a percentage of his Compensation of not less than 1% nor more than 12%. The 401(k) Contributions shall be made on behalf of such Participant by his Employer, pursuant to the amended Compensation reduction authorization filed in accordance with the foregoing provisions of this Section 5.3, commencing with the first payroll period for which such filing becomes effective, until otherwise altered or terminated in accordance with this Agreement.
         5.4 SUSPENSION OF CONTRIBUTIONS. Any Participant for whom 401(k) Contributions are being made under this Article 5 may have such contributions suspended at any time by giving at least 15 days advance written notice to the Personnel Department, unless the Personnel Department shall accept as adequate shorter notice. Any suspension which results in the cessation of 401(k) Contributions shall take effect no later than with the first payment of Compensation to such Participant following the expiration of the 15-day notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth, but in no event sooner than six months after such cessation. Any Participant who has suspended his 401(k) Contributions in accordance with the foregoing provisions of this
Section 5.4 may have such contributions resumed as of the first payroll period ending on or after January 1, April 1, July 1, or October 1 first following receipt of a new Compensation reduction authorization by the Personnel Department only by filing such Compensation reduction authorization with the Committee in the preceding month.
          5.5 DISTRIBUTION OF EXCESS CONTRIBUTIONS. Notwithstanding any other provision of this Agreement to the contrary, in the event that the limitation contained in Section 5.1 is exceeded in any Plan Year, the excess 401(k) Contributions with respect to a Highly Compensated Employee, plus any allocable income for the Plan Year, shall be charged against his interest in the various Investment Funds in which such amounts are invested in accordance with procedures adopted by the Committee and shall be distributed to the Highly Compensated Employee prior to the end of the succeeding Plan Year. The income allocable to excess 401(k) Contributions shall be determined by multiplying the gain or loss allocable for the Plan Year to the 401(k) Contributions made on behalf of the Participant by a fraction the numerator of which is the amount of the Participant's excess 401(k) Contributions and the denominator of which is the sum of (a) the balance of the Participant's 401(k) Account as of the beginning of the Plan Year, plus (b) the 401(k) Contributions made on behalf of the Participant for the Plan Year. For purposes of this Section 5.5, "excess 401(k) Contributions" with respect to a Highly Compensated Employee means the excess of the 401(k) Contributions made on his behalf over the maximum amount permitted to be contributed on his behalf under Section 5.2, determined by reducing 401(k) Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages.
The amount of excess 401(k) Contributions for a Plan Year shall be reduced by any excess deferrals as defined in Section 5.6 previously distributed to the Highly Compensated Employee for the Highly Compensated Employee's taxable year ending with or within such Plan Year.
        5.6 DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding anything to the contrary contained in the Agreement, in the event that a Participant notifies the Company in writing no later than the first of March following the close of his taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, such excess amounts, plus any income allocable for the taxable year, shall be charged against his interest in the various Investment Funds in which such amounts are invested in accordance with procedures adopted by the Committee and shall be distributed to the Participant no later than the April 15 immediately following such taxable year. For purposes of this Section 5.6, "excess deferrals" means that portion of a Participant's 401(k) Contributions that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, would exceed the limit imposed on the Participant under Section 402(g) of the Code for the taxable year of the Participant in which the 401(k) Contributions were made. In the event that a Participant's aggregate elective deferrals under all plans of the Employers and all Related Corporations exceed the applicable limit under
Section 402(g) of the Code for the taxable year, the Participant, no later than the first March 1 following the close of such taxable year shall be deemed to have designated the allocation of the excess deferrals among the Plan and any other plan of an Employer or a Related Corporation under which the elective deferrals occurred and shall be deemed to have notified each plan of the portion allocated to it, which shall be the excess deferrals multiplied by a fraction the numerator of which is the Participant's elective deferrals for the taxable year under the plan and the denominator of which is the Participant's elective deferrals for the taxable year, and the Company, not later than the first April 15 following the close of the taxable year, shall direct distribution to the Participant of the amount of the excess elective deferrals allocated to the Plan and any income allocable thereto for the taxable year; provided, however, that any such distributed excess deferrals shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan Year in which made under Section 5.1, but with respect only to Highly Compensated Employees. The income allocable to excess deferrals under the Plan shall be determined in the manner set forth in Section 5.5, but substituting "taxable year" for Plan Year and "excess deferrals" for excess 401(k)

Contributions and deleting references to amounts other than elective deferrals which have been treated as elective contributions for purposes of
Section 5.1.  The amount of excess deferrals for a taxable year under this
Section 5.6 shall be reduced by any excess 401(k) Contributions as defined in
Section 5.5 previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.
-----------------
End of Article 5

                                  ARTICLE 6
                         OTHER EMPLOYER CONTRIBUTIONS

         6.1 AMOUNT OF CONTRIBUTIONS. Each Employer shall contribute for each Plan Year beginning on or after July 1, 1994, an amount equal to the sum of:
                 (a) Four percent of Compensation plus four percent of Excess Compensation for such Plan Year paid by such Employer to each Participant included on the list described in Section 10.1 for such Plan Year (such amount being hereinafter referred to as the "Annual Employer Contribution"); and

                 (b) Such additional amount, if any, as the Board of Directors of the Company shall determine in its sole discretion by action specifying the amount of such contribution and the Plan Year for which it is being made (such amount being hereinafter referred to as such Employer's "Profit Sharing Contribution"). The Company may establish separate discretionary "Contribution Pools" for separate business locations. Profit Sharing Contributions to each of the "Contribution Pools" are discretionary and determined separately each year by the Board of Directors.

         6.2 PAYMENT OF CONTRIBUTIONS. All Employer Contributions for any Plan Year shall be paid in cash to the Trustee. All Employer Contributions for such Plan Year, regardless of when actually paid, shall, for all purposes of this Agreement, be deemed to have been made on the last day of such Plan Year. Upon receipt of any such Employer Contribution, the Trustee shall deposit the same in the Investment Funds as further described in Section 8.1.
         6.3 LIMITATION ON AMOUNT. Notwithstanding anything to the contrary contained in this Agreement, the total contribution of any Employer for any Plan Year, including 401(k) Contributions made on behalf of Employees, shall in no event exceed (i) the maximum amount which will constitute an allowable deduction for such year to such Employer under Section 404 of the Code, (ii) the maximum amount which may be contributed by such Employer under Section 415 of the Code, or (iii) the maximum amount which may be contributed pursuant to any wage stabilization law, or any regulation, ruling, or order issued pursuant to law.

         6.4 PROFIT-SHARING PLAN. An Employer may contribute to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan under the Code.

         6.5 FINALITY OF DETERMINATION. The Company shall have exclusive responsibility with respect to determining the amount of Profit Sharing Contributions and, upon determining the amount of the contribution to be made by each Employer for a Plan Year, shall transmit to the Trustee and to the Committee a written statement of the amount thereof, together with a certification by an authorized officer of the Company certifying to the correctness thereof. A determination so made and certified shall be final and conclusive upon all Employers, the Trustee, the Committee, and all Participants, former Participants, and beneficiaries.
         6.6 EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, a termination of the Plan by the Company shall operate as a termination of the liability of the Company and all other Employers to make further contributions hereunder; and a termination of the Plan as to any Employer shall operate as a termination of the liability of such Employer to make further contributions hereunder; provided, however, that no such termination shall relieve any Employer of its obligation to pay contributions hereunder for Plan Years ended prior to the date of any such termination.
-----------------
End of Article 6

                                  ARTICLE 7
                            ROLLOVER CONTRIBUTIONS

         7.1 ROLLOVER CONTRIBUTIONS. A Participant who prior to his employment with an Employer was a participant in a plan maintained by a previous employer and qualified under Section 401 of the Code and who receives a distribution from such plan that he either elects (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402 of the Code to roll over such distribution to another qualified retirement plan. The Committee shall establish procedures for determining whether a particular distribution meets the requirement to be accepted as a Rollover Contribution hereunder, and all Rollover Contributions shall be made subject to any such procedures. A Participant shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in such manner as shall be specified by the Committee. The Plan will only accept rollovers in an amount of $3,500 or more.
         7.2 ADMINISTRATION. Notwithstanding anything to the contrary contained in the Agreement, all Rollover Contributions received by the Trustee shall be held and administered by the Trustee in accordance with the provisions of this Article 7. Upon receipt of any Rollover Contribution, the Trustee shall credit the Rollover

Account of the Participant to whom it is attributable with the fair market value of the Rollover Contribution on such date (except that for purposes only of subsection 10.4(c), with respect to the first valuation following such deposit, only a portion of such amount shall be taken into consideration, which portion shall be determined by multiplying such amount by a fraction, the numerator of which is the number of days remaining in the valuation period after such amount is credited to his Rollover Account and the denominator of which is the number of days in the valuation period), and such Rollover Contribution shall be deposited in the Investment Funds as further described in
Section 8.1. The determination of the fair market value of the Rollover Contribution shall be made by the Trustee, subject to the provisions of Section
10.4. The Participant's interest in his Rollover Account shall at all time be fully vested.
         7.3 ROLLOVER CONTRIBUTIONS NOT CONSIDERED FOR CERTAIN PLAN PURPOSES. Separate Accounts to which any Rollover Contributions have been credited shall not be aggregated with the other Separate Accounts maintained under the Plan for purposes of determining whether the Plan is top heavy within the meaning of subsection 17.2(h), except that amounts contained in a Separate Account that are attributable to any Rollover Contributions made from a Plan maintained by an Employer or a Related Corporation shall be aggregated with the other Separate Accounts maintained under the Plan for purposes of determining whether the Plan is top heavy.
-----------------
End of Article 7

                                  ARTICLE 8
                   DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

         8.1 DEPOSIT OF CONTRIBUTIONS. All Employer Contributions shall be deposited by the Trustee in the Investment Funds in accordance with directions received from the Committee. All 401(k) Contributions and Rollover Contributions shall be deposited by the Trustee in accordance with directions received from the Committee; provided, however, that the Committee's directions shall be based upon the investment election of each Participant, former Participant, or Beneficiary made in accordance with the provisions of Section 8.2.
         8.2 INVESTMENT ELECTIONS. Each Participant, upon becoming a Participant, shall make an investment election in the manner and form prescribed by the Committee directing the manner in which 401(k) Contributions and Rollover Contributions, if any, made by him or on his behalf shall be deposited and held by the Trustee. An investment election shall specify the percentage, in 10% increments, of such contributions that shall be invested in one or more of the Investment Funds with the sum of such percentages equaling 100%. With respect to any person who is a Participant, former Participant, or Beneficiary of a deceased Participant or former Participant on June 30, 1995, the investment election he makes for the period beginning on July 1, 1995 shall govern the investment of his existing Separate Account balances. The investment election made by a Participant, former Participant, or Beneficiary of a deceased Participant or former Participant shall
remain in effect until he files a change of investment election with the Company, in such form as the Committee shall prescribe. An investment election or change of election may be made one time during the calendar quarter effective as soon thereafter after the receipt of the election as is practicable. An investment election must be filed with the Company prior to the effective date or be made by calling a toll-free number as the Committee shall prescribe. In the event a Participant, former Participant, or
Beneficiary of a deceased Participant or former Participant changes his investment election, amounts credited to his Separate Accounts as of the Effective Date of the election shall be transferred between the Investment
Funds in accordance with the percentages specified in his election and future contributions made by him or on his behalf shall be deposited in the Investment Funds in the manner specified in such election.
-----------------
End of Article 8

                                  ARTICLE 9
                 INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS

         9.1 INVESTMENT FUNDS. The Trustee shall establish one or more Trust funds, each of which is herein referred to as an Investment Fund, to hold and administer all of the assets of the Trust. The Company shall determine the number and type of Investment Funds which are from time to time to be maintained and shall notify the Committee and the Trustee in writing concerning the same. The interest of each Participant in any Investment Fund shall be an undivided interest.

         9.2      SEPARATE ACCOUNTS.   With respect to each Employee who
becomes a Participant, there may be up to five Separate Accounts maintained in his name, as follows: (i) a Profit Sharing Contributions Account, which shall reflect his share of Profit Sharing Contributions made with respect to Plan Years ending prior to July 1, 1995, his share of Profit Sharing Contributions made with respect to Plan Years ending after July 1, 1995, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (ii) a 401(k) Account, which shall reflect his 401(k) Contributions, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (iii) an Annual Employer Contributions Account, which shall reflect his share of the Contributions made to the Prior Pension Plan made with respect to Plan Years ending prior to July 1, 1995, his share of the Annual Employer Contributions made with respect to Plan Years ending after July 1, 1995, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (iv) a Rollover Account, which shall reflect his own Rollover Contributions, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; and (v) a Loan Account, if any, which shall reflect any loan granted to a borrower pursuant to the terms of
Article 20. The Trustee shall cause such separate accounts to be maintained and administered for each Participant in accordance with the provisions of this Agreement. Sub-accounts shall be maintained under each Separate Account to reflect separately contributions allocated to each Investment Fund established hereunder and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.

         9.3      ACCOUNT BALANCES.   For all purposes of this Agreement,
the balance of each Separate Account of a Participant as of any date shall be the balance of each such account after all credits and charges thereto, for and as of such date, have been made as provided in this Agreement.
-----------------
End of Article 9

                                  ARTICLE 10
                    ALLOCATIONS TO ACCOUNT AND VALUATIONS

         10.1      ALLOCATION OF ANNUAL EMPLOYER CONTRIBUTIONS AMONG
PARTICIPANTS.   Within a reasonable time after the end of each Plan Year
commencing on or after July 1, 1994, each Employer shall certify and deliver to the Trustee and to the Committee a list of all persons who were Participants during the Plan Year, together with a statement of the amount of 401(k) Contributions, if any, made on behalf of each such Participant for such Plan Year. Notwithstanding the foregoing, such list shall not include any Participant (i) who did not complete at least 1,000 Hours of Service during such Plan Year, unless such Participant was reinstated as a Participant under
Section 3.5 after the first day of such Plan Year AND (ii) who was not an Employee of an Employer as of the last day of the Plan Year. After delivery of such list, Annual Employer Contributions for such Plan Year shall thereupon be allocated among all Participants included on such list who were paid Compensation for such Plan Year. Subject to the provisions of Section 10.3, the Employer shall contribute for each Participant eligible to receive an allocation an amount determined in accordance with the following:

                 (a) An amount equal to 4% multiplied by each Participant's Compensation for that Plan Year shall be allocated to the Annual Employer Contributions Account of each Participant.

                 (b) An amount equal to 4% multiplied by each Participant's Excess Compensation for that Plan Year shall be allocated to the Annual Employer Contributions Account of each Participant with Excess Compensation.

As of the last day of such Plan Year, the Annual Employer Contributions Account of each Participant shall be credited with his share of Annual Employer Contributions as so determined. Notwithstanding the portions of this Section
10.1 which provide that Annual Employer Contributions are allocated as of the last day of a Plan Year, the provisions of Section 6.2, and the provisions of subsection 10.4(e), in the event a Participant's employment is terminated prior to the last day of a Plan Year under any of the circumstances set forth in subsections 11.1(a), 11.1(b), and 11.1(c), the amount allocable to such Participant hereunder for such Plan Year shall be credited to his Annual Employer Contributions Account as of the earlier of the date he receives distribution of all amounts then credited to his Annual Employer Contributions Account or the last day of such Plan Year, and any such distribution occurring no later than the last day of such Plan Year shall include such amount.

         10.2 ALLOCATION OF PROFIT SHARING CONTRIBUTIONS AMONG PARTICIPANTS. In connection with the preparation of the list described in
Section 10.1 for each Plan Year, each Employer shall also specify which Participants were no longer employed by an Employer or a Related Corporation on the last day of such Plan Year for reasons other than termination of employment in accordance with subsections 11.1(a), 11.1(b), and 11.1(c). After delivery of such list, Profit Sharing contributions for such Plan Year shall thereupon be allocated among the Participants included on such list, excluding, however, those who are no longer employed by an

Employer or a Related Corporation on the last day of such Plan Year for reasons other than termination of employment in accordance with subsections 11.1(a), 11.1(b), and 11.1(c). Subject to the provisions of Section 10.3, the share of each Participant eligible to share in such allocation shall be in the ratio which his Compensation for such Plan Year bears to the aggregate Compensation for such Plan Year of all Participants eligible to share in such allocation in the Contribution Pool. As of the last day of such Plan Year, the Profit Sharing Account of each Participant eligible to share in such allocation shall be credited with his share of Profit Sharing Contributions, as so determined. In the case of a Participant who has terminated service as provided in subsections 11.1(a), 11.1(b), and 11.1(c) prior to the allocation of Profit Sharing Contributions, if any, pursuant to this Section 10.2 for such Plan Year, his allocation shall be credited to his Profit Sharing Contributions Account.
         10.3 LIMITATION ON CREDITING OF CONTRIBUTIONS. Notwithstanding anything to the contrary contained in this Agreement, the amount of Employer Contributions and 401(k) Contributions which may be credited to the Separate Accounts of any Participant shall be subject to the following provisions:

                 (a) For purposes of this Section 10.3, the annual addition with respect to a Participant or former Participant shall mean the sum for any Plan Year of the following amounts:

                          (i)     401(k) Contributions and Employer
                 Contributions which are credited to any Separate Account of such Participant or former Participant for such Plan Year pursuant to Section 5.2 and Sections 10.1 and 10.2;

                         (ii) the amount, if any, of contributions as provided in (i) above and voluntary employee contributions which are credited to the Participant or former Participant under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan; and

                         (iii) the amount, if any, attributable to medical
                 benefits allocated to an account for such Participant or former Participant established under Section 419A(d)(2) of the Code for such Plan Year.

                 (b) For purposes of this Section 10.3, the Plan Year shall be the "limitation year" within the meaning of Section 415 of the Code, and the "Compensation" of a Participant shall be as defined in Section 1.8.

                 (c) For the Plan Year commencing July 1, 1989, and each Plan Year thereafter, the annual addition with respect to a Participant or former Participant shall not exceed the lesser of (i) $30,000 or 25% of the defined benefit dollar limitation set forth in
         Section 415(b)(1) of the Code in effect for the limitation year, or
         (ii) 25% of such Participant's Compensation for such Plan Year. If the annual addition to the accounts of a Participant or former Participant in any Plan Year would exceed the limitation contained in this Section 10.3 absent such limitation, there shall first be distributed to such Participant or former Participant the amount of 401(k) Contributions made on his behalf for such Plan Year which is necessary to eliminate such excess (plus the earnings, if any, attributable to such excess), but only to the extent that no matching Employer Contributions, if any, have been allocated with respect thereto. If the limitation contained in this Section 10.3 would still be exceeded, the portion of the Annual Employer Contributions and Profit Sharing Contribution (and any forfeitures) which would exceed the limitation herein, shall be deemed a forfeiture for such Plan Year and shall be applied against the Employers' Contribution obligation for the next following Plan Year (and succeeding Plan Years, as necessary). Finally, if the limitation contained in this Section 10.3 would still be exceeded, the 401(k) Contributions to be made on behalf of such Participant or former Participant shall, to the extent necessary to eliminate such excess (plus the earnings, if any, attributable to such excess), be distributed to such Participant or former Participant. For purposes of this subsection 10.3(c), "excess annual additions" shall result only from a reasonable error in estimating annual Compensation, a reasonable error in determining the amount of 401(k) Contributions that may be made with respect to any

         Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the provisions set forth above.

                 (d) If any Participant or former Participant in the Plan also shall be covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, the sum of the defined benefit plan fraction (as defined below) and the defined contribution plan fraction (as defined below) shall in no event exceed 1.0 in any Plan Year. In the event the special limitation contained in this subsection 10.3(d) is exceeded, the benefits otherwise payable to the Participant or former Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

                 (e) In the event that a Participant or former Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, the procedure set forth in subsection 10.3(c) shall be implemented first by returning the Participant's or former Participant's own contributions for such Plan Year under all of the defined contribution plans. If the limitation contained in this
         Section 10.3 still is not satisfied after returning all of the Participant's own contributions under all such plans, the procedure set forth in subsection 10.3(c) shall be implemented by distributing to the Participant or former Participant the amount of 401(k) Contributions and elective deferrals under all of the defined contribution plans. If the limitation contained in this Section 10.3 still is not satisfied, the amount of the Employer Contributions which is deemed a forfeiture under subsection 10.3(c) shall be effected first under the Plan and, if the limitation still is not satisfied, on a pro rata basis among all of such other plans, unless the Participant is covered by a money purchase pension plan, in which event the forfeiture shall be effected first under the defined contribution plans which are not money purchase pension plans and, if the limitation still is not satisfied, then under such money purchase pension plans. In the event that a Participant is covered by a qualified defined benefit plan, the procedure set forth in subsection 10.3(d) shall be implemented prior to effecting any reduction in the Participant's benefit under the defined contribution plans.

                 (f) For purposes of this Section 10.3, the meaning of "Related Corporation" shall be as modified by Section 415(h) of the Code.

                  (g) For purposes of this Section 10.4, the "defined benefit plan fraction" for the limitation year shall mean a fraction, the numerator of which shall be the projected annual benefit of the Participant under the defined benefit plan(s) (whether or not terminated) maintained by an Employer or Related Corporation determined as of the close of the limitation year and the denominator of which shall be an amount equal to the lesser of: (i) the product of 1.25 multiplied by the dollar limitation in effect for such limitation year under Section 415(b)(1)(A) of the Code, as adjusted under Section 415(d)(1)(A), or (ii) the product of
         1.4 multiplied by the amount which may be taken into account for such limitation year under Section 415(b)(1)(B) of the Code with respect to such Participant.

                 Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Employer or Related Corporation which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986.
         The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
         Section 415 of the Code for all limitation years beginning before January 1, 1987.

                 (h) For purposes of this Section 10.3, the "defined contribution fraction" for a limitation year shall mean a fraction, the numerator of which shall be the sum of the Annual Additions to the Participant's Accounts under all defined contribution plan(s) (whether or not terminated) maintained by an Employer or Related Corporation as of the close of the limitation year, and the denominator of which shall be the sum of the lesser of the following amounts determined for each such plan for the limitation year and for each prior year of service with an Employer or a Related Corporation: (i) the product of
         1.25 multiplied by the dollar limitation in effect for such limitation year under Section 415(c)(1)(A) of the Code, as adjusted under Section 415(d)(1)(B), (determined without regard to Section 415(c)(6) of the Code) or (ii) the product of 1.4 multiplied by the amount that may be taken into account under Section 415(c)(1)(B) of the Code with respect to such individual under the defined contribution plan(s) for the limitation year.

                 If the Participant was a Participant as of the end of the first day of the first limitation year beginning after

         December 31, 1986, in one or more defined contribution plans maintained by an Employer or Related Corporation which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 of the Code limitation applicable to the first limitation year beginning on or after January 1, 1987.

         10.4      VALUATION OF PARTICIPANT'S INTEREST.   As of each
Valuation Date the Trustee shall adjust each Separate Account of each Participant to reflect any increase or decrease in net worth of each Investment Fund since the immediately preceding Valuation Date, in the following manner:

                 (a) The Trustee shall value all of the assets of the Investment Fund at fair market value.

                 (b) The Trustee shall then, on the basis of the valuation provided under subsection 10.4(a) and after making appropriate adjustments for the amount of any contribution made with respect to the Plan Year or Plan Quarter ending on such date, for any distributions and withdrawals from the Investment Fund since the immediately preceding Valuation Date and prior to such date, for any transfers to or from the Investment Fund since such preceding Valuation Date and prior to such date, ascertain the net increase or decrease in net worth of the Investment Fund which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date.

                 (c) The Trustee shall then allocate the net increase or decrease in the net worth of the Investment Fund as thus determined among all Participants, former Participants, and beneficiaries who have an interest in such Fund in the ratio that the sub-account balance invested therein of each such Participant and former Participant or Beneficiary, on the date immediately preceding such Valuation Date, but adjusted for this purpose only by adding to the 401(k) Account balance of each such Participant an amount equal to one-half of the 401(k) Contributions made on his behalf for the Plan Quarter ending on such Valuation Date, and by adding an amount equal to one-half of the transfers from his separate loan account attributable to monthly (or other periodic) installment payments during such Plan Quarter, bears to the aggregate of the sub-account balances of all such sub-accounts as so adjusted on the day immediately preceding such Valuation Date, and shall credit or charge, as the case may be, each such sub-account with the amount of its allocated share.

                 (d) There shall then be credited to the 401(k) Account of each Participant the portions of the 401(k) Contributions made by the Employers for the Plan Quarter ending on such date and allocated to such Participant or former Participant pursuant to Section 5.2.

                 (e) Finally, there shall then be credited to the Profit Sharing Account and 401(k) Account of each Participant the portions of the contributions made by the Employers for the Plan Year ending on such date allocated to such Participant or former Participant pursuant to Sections 10.1 and 10.2.

         10.5 FINALITY OF TRUSTEE'S DETERMINATION. The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Funds, and the balance of each account maintained hereunder. The Trustee's determination thereof shall be conclusive upon the Employers, the Committee, and all Participants, former Participants, and beneficiaries hereunder.

         10.6 NOTIFICATION. Following each Valuation Date, the Trustee shall furnish each Employer and the Committee with a list showing the balances of all Separate Accounts of Participants, former Participants and beneficiaries as of such Valuation Date. As soon as reasonably possible after the end of each Plan Year, each Employer shall notify each Participant, former Participant, or Beneficiary of the balances of his Separate Accounts as of the last day of such Plan Year. The notification also shall state with respect to each Separate Account the portion of such account which is nonforfeitable as of the last day of such Plan Year.
-----------------------
End of Article 10

                                  ARTICLE 11

                TERMINATION OF PARTICIPATION AND DISTRIBUTION

         11.1      TERMINATION OF PARTICIPATION.   Each Participant shall
cease to be a Participant hereunder upon the first to occur of the following dates:

                 (a) on the date such Participant's employment with an Employer or a Related Corporation is terminated after he has attained age 60;

                 (b) on the date such Participant's employment with an Employer or a Related Corporation is terminated because of physical or mental disability preventing his continuing in the service of such Employer, as determined by the Committee upon the basis of a written certificate of a physician selected by it;

                 (c) on the date such Participant's employment with an Employer or a Related Corporation is terminated because of the death of such Participant;

                 (d) on the date such Participant's employment with an Employer or a Related Corporation is terminated under any other circumstances;

provided, however, that if such date shall be the last day of any quarter of a Plan Year, such Participant shall for all purposes hereof cease to be a Participant upon the next succeeding day. The date upon which a Participant ceases to be such is hereinafter referred to as his "settlement date," and written notice thereof shall be given promptly by his Employer to the Trustee. Notwithstanding anything to the contrary contained in this Agreement, on his attainment of age 60, a Participant's right to receive distribution of the balance of his Separate Accounts in accordance with the provisions of this
Article 11, shall be fully vested and nonforfeitable.

       11.2 VESTING SCHEDULE. A Participant whose employment with an Employer or a Related Corporation terminated in accordance with subsection 11.1(d) shall have a vested interest in his Annual Employer Contributions Account and Profit Sharing Contributions Account equal to a percentage determined in accordance with the applicable schedule set forth below.

                 (a) If the Participant's settlement date under such subsection 11.1(d) occurred prior to July 1, 1989, or he does not complete an Hour of Service on or after such date, the following schedule shall apply:

              YEARS OF VESTED SERVICE                             PERCENTAGE
              -----------------------                             ----------
              Less than four                                            0
              Four but less than five                                  40
              Five but less than six                                   50
              Six but less than seven                                  60
              Seven but less than eight                                70
              Eight but less than nine                                 80
              Nine but less than ten                                   90
              Ten or more                                             100

                 (b) Effective July 1, 1989, if the Participant completes an Hour of Service on or after such date and his settlement date under such subsection 11.1(d) occurs on or after July 1, 1989, the Participant shall have a vested interest in his Annual Employer Contributions Account and Profit Sharing Contributions Account determined in accordance with the following schedule:

              YEARS OF VESTED SERVICE                             PERCENTAGE
              -----------------------                             ----------
              Less than two                                             0
              Two but less than three                                  20
              Three but less than four                                 40
              Four but less than five                                  60
              Five but less than six                                   80
              Six or more                                             100

Notwithstanding the foregoing provisions of Sections 11.1 and 11.2, the vested interest of each person who was a Participant on the day immediately prior to the date of execution of this Agreement shall not on such execution date be less than his vested interest under the Plan as in effect on the day immediately prior to such execution date.

         11.3 YEARS OF VESTED SERVICE. For the purpose of applying the vesting schedule set forth in Section 11.2, a Participant shall be credited with a year of vested service for each 12-month period beginning on his employment commencement date and each anniversary date thereafter during which he completes at least 1,000 Hours of Service; provided, however, that service which the Participant completed prior to a Break in Service shall not be included in determining a Participant's years of vested service unless the number of consecutive Plan Years in which he had a Break in Service is less than the greater of five or the aggregate number of years of vested service which he had when his Break in Service commenced.

         11.4 ELECTION OF FORMER SCHEDULE. In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Annual Employer Contributions Account or Profit Sharing Contributions Account, any Participant with three or more years of vested service shall have a right to have his nonforfeitable interest in such Separate Accounts continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in such Separate Accounts under the Plan, as amended, at any time, is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the

Company within 60 days after the latest of (a) the date he received notice of such amendment of the Company, (b) the Effective Date of the amendment, or (c) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 11.5, the vested interest of each Participant on the Effective Date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the Effective Date thereof.

         11.5      DISTRIBUTION.

         (a) The Trustee shall make a distribution to or for the benefit of the former Participant or his Beneficiary, as the case may be, from his interest in the Investment Funds which, on any date, shall be equal to the balance carried in his Separate Accounts as of such date. Distribution shall be made in one of the following ways:

                 (i)      In the form of a single sum payment.

                 (ii) In a series of installments over a period not in excess of the normal life expectancy of the distributee, such installments to be equal in amount except as necessary to adjust for any net earnings of and changes in the market value of the Investment Funds as the case may be, or by any other method reasonably calculated to provide a more rapid distribution of his interest.

                 (iii) For distributions after December 31, 1992, by an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                 (iv) In the form of a joint and survivor annuity for married participants and a single life annuity for unmarried participants as described in subsections 11.5(b) through (g).

         (b) A former Participant who is not married may receive distribution of his Accounts in the form of an annuity for life

("Life Annuity"), which shall be provided through the purchase with the Accounts with a single premium, nontransferable annuity contract, unless another method of distribution under Section 11.5 is elected pursuant to a qualified election within the 90 day period ending on the date benefit payments would commence.

         (c) A former Participant who is married shall receive distribution of his Accounts in the form of an annuity for the life of the former Participant with a survivor annuity for the life of the former Participant's spouse that is equal to 50% of the amount of the annuity payable during the joint lives of the former Participant and the spouse ("50% Joint and Survivor Annuity"), which shall be provided through the purchase with the Accounts of a single premium, nontransferable annuity contract, unless another method of distribution under
Section 11.5 is elected pursuant to a qualified election within the 90 day period ending on the date benefit payments would commence.

         (d) A qualified election for purposes of paragraphs (b), (c) and (f) of this Section 11.5 means a written waiver of the Life Annuity or 50% Joint and Survivor Annuity or Pre-retirement Survivor Annuity, if applicable in designation of an alternative method of distribution, which waiver has been consented to by the Participant's spouse, if any, and the consent acknowledges the effect of the waiver, has been witnessed by a Plan representative or notary public, and is limited to a benefit for a specific alternate Beneficiary or to a specific form of benefit. A written waiver by a Participant without spousal consent will constitute a qualified election if the Participant establishes to the satisfaction of a plan representative that spousal consent cannot be attained either because their is no spouse or because the spouse cannot be located. Any spousal consent to a waiver of a 50% Joint and Survivor Annuity and Pre-retirement Survivor Annuity shall be valid only with respect to the spouse who signs the consent or, in the
case of a deemed qualified election, with respect to the designated spouse.   A
Participant may revoke a prior qualified election without spousal consent at anytime before the commencement of benefits, but any subsequent waiver shall be valid only if it satisfies the requirements of a qualified election.

         (e) Each Participant shall be provided by the Company no less than 30 days and no more than 90 days before the commencement of benefits a written explanation of (i) the terms and conditions of the Life Annuity or 50% Joint and Survivor Annuity, (ii) the Participants right to make in the effect to waive the Life Annuity or 50% Joint and Survivor Annuity, (iii) the rights of a Participant's spouse, if applicable, and (iv) the eligibility conditions and other material features of the other methods of distribution, including the relative values of the distribution methods.

         (f) A Participant who is and has been married throughout the one year period ending on the date of his death and who dies prior to the commencement of distribution shall be deemed to have elected distribution of 50% of his Account in the form an annuity for the life of the surviving spouse of the Participant ("Pre-retirement

Survivor Annuity"), which shall be provided through the purchase with 50% of the Account of a single premium, nontransferable annuity contract, unless the Participant has filed a qualified election as defined in paragraph (d) of this
Section 11.5, with the Company during the applicable election period that has not been withdrawn; provided, however, that any Accounts under the Plan that are not distributed in the form of a Pre-retirement Survivor Annuity shall be distributed pursuant to the qualified election of the Participant on file with the Company or alternatively pursuant to the provisions of Article 4. The surviving spouse may elect to have payment commence within a reasonable period of time following the date of the Participant's death. The applicable election period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first date of the Plan Year in which age 35 is attained, the election period with respect to a Pre-retirement Survivor Annuity shall begin on the date of separation.

         (g) Each Participant shall be provided by the Company within the applicable period a written explanation of (i) the terms and conditions of the Pre-retirement Survivor Annuity, (ii) the Participant's right to make the effect of an election to waive the Pre-retirement Survivor Annuity, and (iii) the rights of a Participant's spouse. The term "Applicable Period" means with respect to a Participant, whichever of the following periods ends last:

                 (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                 (2) a reasonable period after the individual becomes a Participant;

                 (3) a reasonable period ending after the Pre-retirement Survivor Annuity is no longer fully subsidized;

                 (4) a reasonable period ending after Section 401(a)(11) of the Code applies to the Participant;

                 (5) a reasonable period after separation from service in the case of a Participant who separates before attaining age 35.

                 (h) For purposes of this Section 11.5, the following definitions shall apply:

                 (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified Trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 (iii) "Distributee" shall include an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former

         Employee's spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (iv) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (i) Distribution under any such method shall be made or commenced as soon as reasonably practicable after the former Participant's settlement date, but in no event later than 60 days after the close of the Plan Year in which such date occurs or, if earlier, the Plan Year in which the former Participant terminated employment after having attained age 60; provided, however, that at the election of the Participant the Trustee shall defer making or commencing distribution until the earlier of a specified date or the date referred to in
Section 18.2. A former Participant after his date of termination in accordance with Sections 10.1, 10.2, or 10.3, the Trustee shall make or commence distribution to the former Participant or his Beneficiary, as the case may be, as soon as reasonably practicable after the last day of the Plan Year or Plan Quarter, as the case may be, on which such amount is credited, subject to the deferral provision set forth above. Notwithstanding the foregoing, (i) if the amount distributable to a former Participant is in excess of $3,500 (or was at the time of any prior distribution) and the former Participant has not attained age 60, no distribution shall be made to such former Participant without his written consent, and (ii) if the amount distributable to a former Participant is $3,500 or less (and did not exceed $3,500 at the time of any prior distribution), such interest shall be distributed as a lump sum as soon as reasonably practicable following his settlement date. If there is no amount credited to the Participant's Separate Accounts, there shall be a deemed distribution of the Participant's balance of his Separate Accounts. Distributions shall also be made in accordance with and subject to Article 18.

         11.6 DISPOSITION OF NON-VESTED AMOUNTS. In the case of a Participant who terminates service under the conditions specified in subsection 11.1(d), any nonvested amounts in the Participant's Annual Employer Contributions Account and Profit Sharing Contributions Account following the occurrence of his date of termination shall be disposed of as follows:

                 (a) In the event that the former Participant receives distribution of his entire Separate Accounts (including a deemed distribution) prior to the end of the second Plan Year beginning on or after his settlement date, the non-vested balances remaining in the Participant's Annual Employer Contributions Account and Profit Sharing Contributions Account will be treated as a forfeiture as of the date such distribution is made, at which time the Participant's Annual Employer Contributions Account and Profit Sharing Contributions Account shall be closed.

                 (b) In the event that subsection 11.6(a) is not applicable, the non-vested balances remaining in the Participant's Annual Employer Contributions Account and Profit Sharing Contributions Account will continue to be held in such accounts and will not be treated as a forfeiture until the last day of the Plan Year in which the Participant terminates service. In the event that such a Participant returns to employment with an Employer or a Related Corporation prior to incurring five consecutive Breaks in Service, the balance of his Separate Accounts, determined as of the Valuation Date next following his date of rehire, shall be recredited as of such Valuation Date to his Annual Employer

         Contributions Account, Profit Sharing Contributions Account, 401(k) Account, and Rollover Account in the same proportions as the amount previously credited to his Separate Accounts.

Whenever the interest of a Participant or former Participant in his Annual Employer Contributions Account and Profit Sharing Contributions Account is either forfeited or otherwise deemed a forfeiture under the provisions of the Plan with respect to a Plan Year, the forfeiture, as of the last day of such Plan Year, shall be used to offset contributions by the Employer under either the Annual Employer Contributions Account or the Profit Sharing Contributions Account.

         11.7 EFFECT OF COMMITTEE'S DETERMINATION. In exercising its authority under this Article 11, the Committee shall act in such manner as it shall in good faith determine will most adequately and fairly meet the needs of each former Participant or Beneficiary, as the case may be. No authority shall be exercised in such manner as to discriminate between any class or group of Participants. The Committee's determination of all questions which may arise under this Article 11 (if made in accordance with the standards prescribed herein) shall be conclusive upon all persons claiming to have any interest hereunder. In making any determinations hereunder, the Committee may rely upon any signed statement which the Participant files with it.

         11.8      REEMPLOYMENT OF FORMER PARTICIPANT.  If a former
Participant is reemployed by an Employer or by any Related Corporation, he shall be treated as a new employee for all purposes of this Agreement, subject to the provisions hereof relating to crediting years of service and years of vested service; provided, however, that in no event shall any years of vested service attributable to the former Participant's service with an Employer or a Related Corporation after his reemployment affect the portion of the balance of any Separate Account as of his prior date of termination. All or part of any distributions which are otherwise payable hereunder by reason of his former participation in the Plan shall be suspended during the period of such reemployment, or until the Plan is terminated, whichever first occurs, at which time payment shall be resumed in accordance with any of the methods provided in Section 11.5. Furthermore, if such former Participant again becomes a Participant in accordance with Article 3, the Committee, upon his subsequent termination of participation, may consolidate his new Separate Accounts with his prior Separate Accounts.

         11.9 RESTRICTIONS ON ALIENATION. Except as provided in Section 401(a)(13)(B) of the Code relating to qualified domestic relations orders, no right or interest under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his rights or interests under the Plan, and nay attempt to do so shall be void.

         11.10 FACILITY OF PAYMENT. In the event that it shall be found that any person to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Committee, be paid to another person for the use or benefit of the person found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such person. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Committee. Any such payment shall be charged to the Separate Account of the person found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under this Agreement.

         11.11 BUY BACK OF FORFEITED AMOUNTS. A Participant who receives a distribution on account of termination under the conditions specified in subsection 11.1(d), and who, as a result thereof, forfeits all or a portion of the amounts credited to his Annual Employer Contributions Account or Profit Sharing Contributions Account, shall have such forfeited amounts recredited to his Annual Employer Contributions Account or Profit Sharing Contributions Account upon his subsequent resumption of employment covered under the Plan, without adjustment for interim gains or losses experienced by the Investment Funds, provided that he repays to the Plan the full amount of the distribution he received as a result of his prior settlement date, and provided, further, that such repayment occurs no later than the earlier of five years after the date of the Participant's resumption of employment covered under the Plan or the time when the Participant has incurred five consecutive one year Breaks in Service following the date of the distribution. Funds needed in any Plan Year to recredit the Separate Account of a reemployed Participant with the amount of prior forfeitures in accordance with the preceding sentence, to the extent not provided by his Employer by way of a separate Plan contribution, shall first come from forfeitures that arise during such Plan Year, to the extent sufficient, and shall then come from Trust income earned in such Plan Year.

         11.12     DISTRIBUTION UPON CERTAIN EVENTS.   Notwithstanding any
provision to the contrary, distribution of a Participant's interest under the Plan may be made, in accordance with the provisions of Section 11.5, upon the occurrence of one of the following events:

                 (a) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the
         Code).

                 (b) The disposition by an Employer of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Employer in a trade or business of such Employer, but only with respect to an employee who continues employment with the corporation acquiring such assets.

                 (c) The disposition by an Employer of such Employer's interest in a subsidiary (within the meaning of

         Section 409(d)(3) of the Code), but only with respect to an employee who continues employment with such subsidiary.

An event shall not be treated as described in this Section 11.12 with respect to any employee unless the employee receives a lump sum distribution by reason of the event. For purposes of this Section 11.12, the term "lump sum distribution" has the meaning given such term by Section 402(d)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof. An event shall not be treated as described in subsection 11.12(b) or 11.12(c) unless the transferor corporation continues to maintain the Plan after the disposition and the purchaser does not maintain the Plan after the disposition. Moreover, a disposition that results in the employee's transfer to the purchaser and generally must be made by the end of the second calendar year after the calendar year in which the disposition occurred.
---------------------
End of Article 11

                                  ARTICLE 12

                                THE COMMITTEE

         12.1      MEMBERSHIP.   The Company, by action of its Board of
Directors, shall appoint a Committee of at least three persons to administer the Plan as hereinafter set forth. Upon his appointment to the Committee by the Company, each such appointee shall become a member of the Committee by accepting his appointment in a writing signed by him and delivered to the Company.

         12.2      RULES AND REGULATIONS.   The Committee may from time to time
formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of this Agreement.

         12.3      AUTHORITY OF COMMITTEE AND EMPLOYERS.   Each of the
Employers and the Committee shall have the authority to perform the functions conferred upon it herein, and shall have all the powers and authority which are required in connection therewith, subject, however, to the limitations hereinafter set forth. The Committee shall have all the powers and authority expressly conferred upon it herein and further shall have the discretionary power and authority to interpret and construe the Plan and to resolve any disputes arising thereunder, subject, however, to the provisions of Section
12.5. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Committee shall have no authority to allocate any of its powers, authority, or responsibilities for the operation and administration of the Plan to any other person. Each Employer, the Committee, and the Trustee are hereby designated as "named fiduciaries" of the Plan as such term is defined in
Section 402(a)(2) of the Act. The Company, by action of its Board of Directors, may

                 (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted by this Article 12 to the Committee, to itself, to one or more other Employers, to the Committee, or to the Trustee; and

                 (b) designate a person other than itself or the Committee to carry out any of such powers, authority, or responsibilities;

provided, however, that no powers, authority, or responsibilities of the Trustee shall be subject to the provisions of subsection 12.3(b); and provided, further, that no allocation or delegation by the Company of any of its or of the Committee's powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Company.

         12.4      ACTION OF COMMITTEE.   Any act authorized, permitted, or
required to be taken by the Committee under the Plan may be taken by a majority of the members of the Committee at the time acting hereunder, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all members thereof and filed with the Trustee, as having authority to execute such documents on its behalf. Subject to the provisions of Section 12.5, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the parties to this Agreement, all persons who have or who claim an interest under the Plan, and all third parties dealing with an Employer, the Committee, or the Trustee.

         12.5      CLAIMS REVIEW PROCEDURE.   Whenever the Committee decides for
whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of the Committee's decision to the Claimant, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Committee in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefore, which request shall contain the following information:

                 (a) the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this subsection 12.5(a);

                 (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

                 (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Committee's previous denial of his claim for benefits and accept this claim as made; and

                 (d) any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to subsection 12.5(c).

Within 60 days of the date determined pursuant to subsection 12.5(a), the Plan Administrator shall conduct a full and fair review of the Committee's decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         12.6 RESIGNATION, REMOVAL, AND DESIGNATION OF SUCCESSORS. Any member of the Committee may at any time resign, and any member may be removed by action of the Board of Directors of the Company. Vacancies for these or other reasons shall be filled by appointees of the Board of Directors of the Company, and any such appointee shall become a member of the Committee by accepting his appointment as provided in Section 12.1. The Committee shall promptly notify the Trustee of any change in its membership. Nothing herein contained shall be construed to prevent any Participant or any director, officer, employee, or shareholder of an Employer from serving as a member of the Committee, but no member of the Committee who is a Participant shall take any part in any action relating solely to his participation.

         12.7 RECORDS. The Committee shall maintain records of all meetings, proceedings, and actions held, undertaken, or performed by it, and shall furnish to the Company such reports as it may from time to time request. The Committee may appoint as its Secretary, to keep a record of its meetings, proceedings, and actions, a person who may, but need not be, a member of the Committee.

         12.8 COMPENSATION. The members of the Committee shall receive no Compensation for their services performed as such, but any and all expenses, including, without limitation, Compensation to agents and counsel, reasonably incurred by them in carrying out the powers and duties herein conferred, shall be paid from the Trust property in accordance with and subject to the provisions of Section 13.7, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

         12.9 INDEMNIFICATION. In addition to whatever rights of indemnification the members of the Committee or of the Board of Directors of an Employer, or any other person or persons (other than the Trustee) to whom any power, authority, or responsibility of the Company or of the Committee is delegated pursuant to subsection 12.3(b), may be entitled under the Articles of Incorporation, regulations, or by-laws of an Employer, under any provision of law, or under any other agreement, the Company shall satisfy, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis, any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under this Agreement, or reasonably believed by such member or such other person or persons to be provided hereunder, and any action taken by such member or such other person or persons in connection therewith.

         12.10 QUALIFIED DOMESTIC RELATIONS ORDERS. The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding anything to the contrary contained in the Plan, the Committee shall direct the Trustee to make immediate distribution to or for the benefit of an alternate payee under a domestic relations order that has been determined to be a qualified order of the alternate payee's benefit under the Plan in any form which such benefit may be paid under the plan to the Participant or former Participant with respect to whom such qualified order applies, but only if the qualified order provides for the immediate distribution.
---------------------
End of Article 12

                                  ARTICLE 13

                       POWERS AND DUTIES OF THE TRUSTEE

         In the administration of the Trust, the Trustee shall have the powers and duties set forth in this Article 13, in addition to all powers and duties otherwise expressly set forth in this Agreement. All provisions pertaining to the Trust shall be effective as of July 1, 1995.

         13.1      TRUST PROPERTY AND INVESTMENTS.  Subject to the provisions of
Section 13.5, the Trustee is empowered:

                 (a) to invest and reinvest all or any part of the Trust property, including both principal and income, in such securities, real estate, and other property as may be selected by it; moreover, the Trustee may invest and reinvest the entire Trust property or any part thereof in qualifying employer securities;

                 (b) to sell, lease, exchange, or otherwise dispose of all or any part of the Trust property at such prices, upon such terms and conditions, and in such manner as it shall determine, including the right to lease, with or without option to purchase, for any term, irrespective of the period of the Trust;

                 (c) to exercise, buy, or sell rights of conversion or subscription; provided, however, that any conversion of employer securities shall be on the same terms as are applicable to all holders of the convertible securities and in exchange for at least the fair market value of the securities converted;

                 (d) to enter into or oppose any plan of consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any such plan, to enter into any security holders' agreement, to deposit securities under such agreement, and to pay assessments or subscriptions from the other assets held hereunder;

                 (e) to retain in cash or otherwise in a form unproductive of income such portion of the Trust property as it shall determine is necessitated by the cash requirements of the Trust; provided, however, that, to the maximum extent feasible, such amounts shall be held in forms of investment which are productive of income but are sufficiently liquid to meet such cash requirements;

                 (f) to deposit any securities held hereunder in any depository;

                 (g) to deposit all or any part of the Trust property, including both principal and income, in its own banking department; provided, however, that any such deposits shall bear a reasonable rate of interest; and provided, further, that such deposits shall be subject to the provisions of Section 13.8; and

                 (h) to commingle assets of the Trust with assets of other trusts (which in each case form a part of a pension or profit sharing plan qualified under the Code and constitute an exempt trust within the meaning of the Code) for the collective investment thereof.

The term "securities", wherever used in this Agreement, shall include common and preferred stocks, contractual obligations of every kind, whether secured or unsecured, equitable interests in real or personal property, and intangible property of every description and howsoever evidenced. Notwithstanding the foregoing provisions of this Section 13.1 the Trustee shall not acquire or hold any employer security unless it is a qualifying employer security and shall not acquire or hold any employer real property unless it is qualifying employer real property. The terms "employer security", "qualifying employer security", "employer real property", and "qualifying employer real property" shall have the meanings provided in Section 407(d) of the Act.

         13.2 CLAIMS AGAINST TRUST. Subject to the provisions of Section 13.6, the Trustee is empowered to compromise and adjust any and all claims, debts, or obligations in favor of or against the

Trust, whether such claims be in litigation or not, upon such terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such claim, debt, or obligation.

         13.3 BORROWING. Subject to the provisions of Section 13.6, the Trustee is empowered to make advances or borrow money upon such terms and conditions as it deems desirable or proper for the improvement, protection, preservation, or other best interest of the Trust. For the repayment of any such advance with interest, the Trustee shall have a lien upon the property of the Trust, and for any sum so borrowed may issue its promissory note as Trustee and secure the repayment thereof by mortgaging or pledging any part or all of the Trust property.

         13.4 VOTING RIGHTS. Subject to the provisions of Section 13.5, the Trustee is empowered to exercise the voting rights appurtenant to any securities held hereunder, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.

         13.5 INVESTMENT MANAGER. The powers conferred upon the Trustee in Sections 13.1 and 13.4 shall be exercised by the Trustee in its sole discretion; provided, however, that the Company at any time and from time to time, by action of its Board of Directors, may appoint an Investment Manager to manage the investment of any assets of the Trust. The term "Investment Manager" shall have the same meaning as provided in Section 3(38) of the Act. Upon appointment of the Investment Manager in writing and the written acknowledgment by the Investment Manager of its status as a fiduciary with respect to the Plan and Trust, it shall have such authority as is delegated to it by the resolution of the Board of Directors in which it is appointed, together with such authority as thereafter from time to time may be delegated to it by resolution of the Board of Directors. Upon the appointment of an Investment Manager and the delegation to it of authority over investment management as herein provided, the Trustee shall be required to follow the written investment directions of the Investment Manager. Any such written direction of the Investment Manager may be of a continuing nature, or otherwise, and may be revoked or superseded by the Investment Manager at any time by notice in writing to the Trustee.

         13.6 EMPLOYER DIRECTIONS. The powers conferred upon the Trustee in Sections 13.2 and 13.3 shall be exercised by the Trustee in its sole discretion; provided, however, that the Company may at any time and from time to time, by action of its Board of Directors, direct the Trustee in writing to obtain written approval of the Committee or of such person or persons as the Board of Directors of the Company may designate before exercising any one or more of such powers. Moreover, the Company may at any time and from time to time, by action of its Board of Directors, direct the Trustee in writing to follow any written directions of the Committee or of such person or persons as the Board of Directors may designate, with respect to the exercising of any one or more of such powers. Any such written directions by the Committee or by such designated person or persons may be of a continuing nature, or otherwise, and may be revoked or superseded by the Committee or by such person or persons, or by the Board of Directors, at any time by notice in writing to the Trustee. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee's fiduciary duties; and provided, further, that the Trustee shall have no obligation by reason of any such direction to make any advance or loan in its banking capacity.

         13.7 REGISTRATION OF SECURITIES; NOMINEES. The Trustee is empowered to register securities in its own name, or in the name of its nominee without disclosing the Trust, or to hold the same in bearer form, and to take title to other property in its own name or in the name of its nominee without disclosing the Trust; but the Trustee shall be responsible for the acts of its nominee.

         13.8 AGENTS, ATTORNEYS, ACTUARIES, AND ACCOUNTANTS. The Trustee and the Company are empowered to employ such agents, attorneys (including attorneys who may be counsel for the Company), actuaries, and accountants, including insurance company depository services for insurance contracts, as they, or either of them, may deem necessary or proper in connection with the maintenance and administration of the Plan and Trust. Subject to the provisions of Section 18.16, the reasonable Compensation and expenses of such agents, attorneys, actuaries, and accountants shall be paid out of the Trust property and the Trustee is empowered to pay the same out of the Trust property as a general charge thereon; provided, however, that the Company may elect to make payment of such amounts, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

         13.9 DEPOSIT OF FUNDS. The Trustee is empowered to deposit funds, pending investment or distribution thereof, in any bank organized under the national banking laws of the United States or under the laws of the State of Ohio, or in an insured savings and loan association located in the State of Ohio; and it is authorized to accept such regulations covering the withdrawal of funds so deposited as it shall deem proper; provided, however, that no funds may be deposited by the Trustee in its own banking department under this
Section 13.8 unless authorized pursuant to the provisions of Section 408 of the Act.
         13.10 LEGAL ADVICE. The Trustee may consult with counsel selected by it, who may be of counsel for an Employer or a Related Corporation, as to any matters or questions arising hereunder, and the opinion of said counsel shall be full and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of said counsel.

         13.11 OTHER AUTHORITY. The Trustee is authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this Agreement and to carry out the powers and authority conferred upon it.

         13.12 COURT ACTION NOT REQUIRED. All the powers and authority herein conferred upon the Trustee shall be exercised by it without the necessity of applying to any court for leave or confirmation. No person dealing with the Trustee shall be required to ascertain whether the Trustee shall have obtained the approval of any court or of any person to any action which it may propose to take hereunder, but every such person may rely solely upon the deed, transfer, or assurance of the Trustee.

         13.13 TRUSTEE'S PERFORMANCE. In the exercise of any of the powers and authority hereinbefore conferred upon it, the Trustee shall at all times adhere to the fiduciary standards established by the Act.

         13.14 DIRECTIONS TO THE TRUSTEE. Any written direction, request, approval, or other document signed in the name of an Employer by an officer thereof, shall be conclusively deemed to constitute the written direction, approval, or other document of such Employer. Any written direction, request, or certification signed in the name of the Committee by a majority of the members thereof, or by such member or members thereof as shall be designated as having authority to execute such documents on behalf of the Committee, in accordance with the provisions of Section 12.4, shall be conclusively deemed to constitute the written direction or certification of the Committee.

         13.15 PAYMENT OF TAXES; INDEMNITY. The Trustee is empowered to pay out of the assets of the Trust, as a general charge thereon, any and all taxes of whatsoever nature assessed on or in respect thereto; provided, however, that if the Company shall notify the Trustee in writing that in the opinion of its counsel any such tax is not lawfully assessed, the Trustee, if so requested by the Company, shall contest the validity of such tax in any manner deemed appropriate by the Company or its counsel. The word "taxes", as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee shall first have been indemnified to its satisfaction, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust except to the extent that the same is sufficient therefor.

         13.16 COMPENSATION AND EXPENSES. The Trustee shall be entitled to such reasonable Compensation for its services as the Company and the Trustee from time to time shall agree, and shall be entitled to reimbursement for all reasonable expenses incurred by the Trustee in the administration of the Trust. Such Compensation and expenses shall be paid from the Trust property and the Trustee is empowered to pay the same out of the Trust property as a general charge thereon; provided, however, that the Company may elect to make payment of such amounts, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

         13.17 RECORDS AND STATEMENTS. The Trustee shall keep accurate records of all receipts, disbursements, and other transactions affecting the Trust which, together with the assets comprising the Trust and all evidences thereof, shall be available during the Trustee's usual business hours for inspection (or for the purpose of making copies or reproductions thereof) by the Company, the Committee, or their duly authorized representatives. The Trustee shall render to the Company quarterly statements of all receipts, disbursements, and other transactions affecting the Trust during the preceding quarter, and the Trustee shall further render to the Company annually, or more frequently if requested, a statement of all assets then held by it hereunder.
-----------------------
End of Article 13

                                  ARTICLE 14

                              SUCCESSOR TRUSTEE

         14.1 RESIGNATION OR REMOVAL OF THE TRUSTEE. The Trustee may resign at any time by giving notice in writing to the Company and the Committee at least 30 days before such resignation is to become effective, unless the Company shall accept as adequate a shorter notice. The Company, by action of its Board of Directors, may, with or without cause, remove any Trustee acting hereunder by giving notice in writing to such Trustee at least 30 days before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice.

         14.2      APPOINTMENT OF THE SUCCESSOR TRUSTEE.   If for any reason a
vacancy should occur in the trusteeship, then a successor Trustee shall be designated by the Company, by action of its Board of Directors, which successor Trustee may be either a corporation authorized to carry on a trust business, a national banking association, or any three or more individuals selected by the Company. Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Company an instrument in writing accepting such appointment hereunder. Such successor Trustee thereupon shall become vested with the same title to the property comprising the Trust property, and the same powers and duties with respect thereto, as are hereby vested in the original Trustee. The predecessor Trustee shall execute all such instruments and perform all such other acts as the successor Trustee shall reasonably request to effectuate the provisions hereof. The successor Trustee shall have no duty to inquire into the administration of the Trust for any period prior to its succession. No Trustee shall be liable for any act or omission of any predecessor Trustee.

         14.3 COMMINGLED INVESTMENT FUNDS. Notwithstanding the foregoing provisions of this Article 14, a Trustee ceasing to act in such capacity shall not transfer to a successor Trustee any units of any commingled investment funds, or group or common funds, then held as part of the Trust property, but in lieu of such transfer shall cause units to be redeemed at the earliest reasonable opportunity and shall pay over the proceeds thereof to the successor Trustee.
---------------------
End of Article 14

                                  ARTICLE 15

                    AMENDMENT, TERMINATION, AND WITHDRAWAL

         15.1 AMENDMENT. Subject to the provisions of Section 15.2, the Company may at any time and from time to time, by action of its Board of Directors, in a writing signed by an officer of the Company, amend this Agreement; provided, however, that no such amendment shall substantially change the powers, duties, or liabilities of the Trustee, without the approval of the Trustee.

         15.2 LIMITATION ON AMENDMENT. The Company shall make no amendment to this Agreement which shall result in the forfeiture or reduction of the interest of any Participant, former Participant, or Beneficiary in any Investment Fund established hereunder for his benefit, or in any insurance contract held hereunder; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust property to revert to an Employer or be used for or be diverted to purposes other than the exclusive benefit of the Participants, former Participants, and their beneficiaries.

         15.3 TERMINATION. The Company reserves the right, by action of its Board of Directors, to terminate the Plan at any time, which termination shall become effective upon notice in writing to the Committee and to the Trustee (the Effective Date of such termination being hereinafter referred to as the "termination date"). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions by all Employers hereunder. In the event of the termination of the Plan by the Company, any other Employer may continue the Plan in effect for the benefit of its own employees. In the event of the termination of the Plan, written notice thereof shall be given to all persons who have a vested interest hereunder and to the Trustee. Upon any such termination of the Plan, the Trustee shall take the following actions for the benefit of Participants, former Participants, and beneficiaries:

                 (a) As of the termination date, the Trustee shall value the Investment Funds and adjust all accounts in the manner provided in
         Section 10.4, with any unallocated contributions being allocated on the basis of Compensation or 401(k) Contributions for the Plan Year up to the termination date as otherwise provided in this Agreement. The termination date shall become a Valuation Date for purposes of Article
         10. In determining the net worth of the Investment Funds, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

Notwithstanding anything to the contrary contained in this Agreement, upon any such Plan termination, the interest of each Participant, former Participant, and the Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant, former Participant, and Beneficiary who is affected by such partial termination shall
become fully vested and nonforfeitable.   Notwithstanding any termination of
the Plan, the Committee shall continue in existence for all purposes of administration until all assets of the Trust are completely distributed by the Trustee, at which time the Trust itself shall automatically terminate.

         15.4 WITHDRAWAL OF AN EMPLOYER. Any Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Committee and the Trustee (the Effective Date of such withdrawal being hereinafter referred to as the "withdrawal date"); and such withdrawing Employer shall thereupon cease to be an Employer for all purposes hereof. Moreover, a complete discontinuance by such an Employer of the contributions otherwise required of it hereunder shall be deemed automatically to constitute a withdrawal of such Employer from the Plan. In the event of any such withdrawal, the Trustee shall, as of the withdrawal date, take the following action or actions for the benefit of the Participants and former Participants employed by or formerly employed by such withdrawing Employer, or their beneficiaries:

                 (a) The Trustee shall value and adjust, as of such withdrawal date, the balances of the Separate Accounts in the manner provided in Section 10.4 with respect to a Valuation Date, including any accrued income and expenses. Any 401(k) Contributions made by such Employer with respect to periods prior to the withdrawal date shall be credited to the 401(k) Accounts of the Participants and former Participants on behalf of whom made.

                 (b) The balances of such accounts, as determined under subsection 15.4(a), of each such Participant employed solely by such withdrawing Employer, who is not transferred to or continued in employment with any other Employer or any Related Corporation, and of each such former Participant and Beneficiary, shall be held by the Trustee for the benefit of such Participant, former Participant, or Beneficiary on a nonforfeitable basis, and it shall dispose of the same by one or more of the methods permitted under Section 11.5. The interest of any Participant employed by such withdrawing

         Employer, who is transferred to or continued in employment with any other Employer or any Related Corporation, shall remain unaffected by such withdrawal, and he shall continue as a Participant hereunder.

Notwithstanding the foregoing provisions of this Section 15.4, such withdrawing Employer may continue the Plan in effect for the benefit of its own employees.

         15.5 CORPORATE REORGANIZATION. The merger, consolidation, or liquidation of the Company, any Employer, or any Related Corporation with or into the Company, any other Employer, or any other Related Corporation shall not constitute a termination of the Plan as to the Company or such Employer.
----------------------
End of Article 15

                                  ARTICLE 16

                              EXTENSION OF PLAN

         16.1 ADOPTION BY RELATED CORPORATIONS. A Related Corporation may, by action of its Board of Directors and with the consent of the Board of Directors of the Company, adopt the Plan as of a specified date and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company, the Committee, and the Trustee; and notice of such adoption shall be given by the adopting Employer to its Employees.
---------------------
End of Article 16

                                  ARTICLE 17

                             TOP-HEAVY PROVISIONS

         17.1 APPLICABILITY. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article 17 with respect to vesting and Employer Contributions shall be applicable with respect to such Plan Year. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting and the Employer Contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting schedule does again become applicable, the provisions of Section 11.4 and Section 15.2 shall apply
(a) to preserve the nonforfeitable accrued benefit of any Participant, former Participant, or Beneficiary and (b) to permit any Participant with the requisite number of years of vested service specified in Section 11.4 to elect to continue to have his nonforfeitable interest in his Annual Employer Contributions Account and his Profit Sharing Contributions Account determined in accordance with the vesting schedule applicable while the Plan was a top-heavy plan.

         17.2 TOP-HEAVY DEFINITIONS. For purposes of this Article 17, the following definitions shall apply:

                 (a) The term "determination date" with respect to any Plan Year shall mean the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year).

                 (b) The term "key employee" shall mean any Participant or former Participant who is a key employee pursuant to the provisions of
         Section 416(i)(1) of the Code and any Beneficiary of such Participant or former Participant.

                 (c) The term "non-key employee" shall mean any Participant who is not a key employee.

                 (d) The term "permissive aggregation group" shall mean those plans included in an Employer's required aggregation group in conjunction with any other plan or plans of an Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                 (e) A "super top-heavy group" with respect to a particular Plan Year shall mean a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in subsection 17.2(h) with "90%" substituted for "60%" each place where "60%" appears in such definition.

                 (f) The term "super top-heavy plan" with respect to a particular Plan Year shall mean a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in subsection 17.2(i) with "90%" substituted for "60%" each place where "60%" appears in such definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

                 (g) The term "top-heavy group" with respect to a particular Plan Year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all employees covered by the plans included in such group.

                 (h) The term "top-heavy plan" with respect to a particular Plan Year shall mean (i), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the Regulations thereunder) of key employees exceeds 60% of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the most recent Valuation Date under the plan coinciding with or preceding the determination date, and (ii), in the case of a defined benefit plan for which, as of the determination date, the present value, as of the relevant Valuation Date, of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the Regulations thereunder) to key employees exceeds 60% of the present value, as of the relevant Valuation Date, of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan. In the case of a defined benefit plan, the accrued benefit of a Participant other than a key employee shall be determined under the method, if any, that uniformly applies for accrual under all defined benefit plans maintained by the Employer or if there is no such method, as if such benefit accrued not more rapidly than the slowed accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. A plan is also a "top-heavy plan" if it is part of a top-heavy group. For purposes of this Article 17, the "Valuation Date" with respect to each determination date for a defined benefit plan shall mean the most recent date on which plan costs for minimum funding purposes have been determined. For purposes of this subsection 17.2(i), for any Plan Year beginning after December 31, 1984, the accounts and accrued benefits of any employee who has not performed any service for any Employer or a Related Corporation during the five- year period ending on the determination date shall be disregarded.

                 (i) The term "Compensation" with respect to any Participant shall mean Compensation as defined under Section 415 of the Code.

         17.3 ACCELERATED VESTING. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1983, a Participant shall have the nonforfeitable percentage of the balances of his Annual Employer Contributions Account and Profit Sharing Contributions Account determined pursuant to the vesting schedule under Section 11.2.

         17.4 MINIMUM EMPLOYER CONTRIBUTION. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1988, the Employer Contributions (other than 401(k) Contributions) allocated to the Separate Accounts of each Participant who is a non-key employee who is not separated from service with the Employers as of the end of such Plan Year shall be no less than the lesser of (i) 3% of his Compensation or (ii) the largest percentage of Compensation that is allocated for such Plan Year to the Separate Accounts of any key employee attributable to Employer Contributions (including 401(k) Contributions), except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Contributions to the Separate Accounts of each non-key employee shall be 3% of the Compensation of such non-key employee. Any minimum allocation to the Separate Accounts of a Participant required by this Section 17.4 shall be made without regard to the number of Hours of Service credited to such Participant for the Plan Year and without regard to any social security contribution made by an Employer on behalf of the Participant. Notwithstanding the minimum top-heavy allocation requirements of this Section 17.4, in the event that the Plan is a top-heavy plan, each non-key employee hereunder who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top-heavy benefits provided for under such defined benefit plan equal to his average Compensation during the testing period multiplied by the lesser of 2% times years of service with the Employers or 20%, all as described in such plan, in lieu of the minimum top-heavy allocation under the Plan.

         17.5 ADJUSTMENT TO SECTION 415 LIMITATIONS. Notwithstanding the provisions of subsection 10.3(d), in the event that the Plan is a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the employees that are covered by the Plan, the denominators of the defined benefit and defined contribution fractions described in subsection ? of the Plan, shall be computed by substituting "1.0" for "1.25," and the special transition rule for the defined contribution fraction for Plan Years ending after December 31, 1982, as permitted by Section 415(e)(6)(B)(i) of the Code, shall be applied to the Plan by substituting "$41,500" for "$51,875"; except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan, (ii) the Employer Contribution for such Plan Year allocated to a non-key employee who participates only under one or more defined contribution plans of an Employer is not less than 4% of such non-key employee's Compensation, and (iii) the minimum annual retirement benefit accrued by a non-key employee who participates only under one or more defined benefit plans of an Employer or who participates under both a defined benefit and a defined contribution plan of an Employer is not less than the lesser of his average Compensation during the testing period multiplied by the lesser of 3% times years of service with an Employer or 30%, all as described in such defined benefit plans.
-----------------------
End of Article 17

                                  ARTICLE 18

                      MINIMUM DISTRIBUTION REQUIREMENTS

         18.1 OVERRIDING PROVISION. The requirements of this Article 18 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. All distributions required under this Article 18 shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Treasury Reg. Section 1.401(a)(9)-2.

         18.2 REQUIRED BEGINNING DATE. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date, otherwise in accordance with the provisions of Section 11.5.

         18.3 LIMITS ON DISTRIBUTION PERIODS. As of the first distribution calendar year, distributions, if not made in a single lump-sum payment, may only be made over one of the following periods (or a combination thereof):

                 (a)      the life of the Participant;

                 (b)      the life of the Participant and a Beneficiary;

                 (c) a period certain not extending beyond the life expectancy of the Participant; or

                 (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Beneficiary.

         18.4 DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         18.5 DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                 (a) if any portion of the Participant's interest is payable to a Beneficiary, distributions may be made over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                 (b) if the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section 18.5 by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 18.5, or
(2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         18.6 DEATH OF SURVIVING SPOUSE. For purposes of Section 18.5, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 18.5, with the exception of subsection 18.5(b), shall be applied as if the surviving spouse were the Participant.

         18.7 AMOUNTS PAYABLE TO CHILD. For purposes of Sections 18.4 and 18.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         18.8 COMMENCEMENT DATE. For the purposes of Sections 18.4, 18.5, 18.6, and 18.7, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 18.6 is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 18.5).

         18.9 DEFINITIONS. For purposes of this Article 18, the following definitions and other provisions shall apply:

                (a) APPLICABLE LIFE EXPECTANCY. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                 (b) BENEFICIARY. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

                 (c) DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Sections 18.4, 18.5, 18.6, 18.7, and 18.8.

                 (d) LIFE EXPECTANCY. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Reg. Section 1.72-9.

                 Unless otherwise elected by the Participant (or spouse, in the case of distributions described in subsection 18.5(b)) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

                 (e)      REQUIRED BEGINNING DATE.

                          (i) GENERAL RULE. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                          (ii) TRANSITIONAL RULE. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                                  (1)      NON-5% OWNERS.  The required
                          beginning date of a Participant who is not a "5% owner" (as defined in (iii) below) is the first day of April of the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                                  (2)      5% OWNERS.  The required beginning
                          date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                  (A)      the calendar year in which the
                                  Participant attains age 70 1/2, or

                                  (B)      the earlier of the calendar year
                                  with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                          The required beginning date of a Participant who is not a 5% owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                          (iii) 5% OWNER.  A Participant is treated as a 5%
                 owner for purposes of this subsection 18.9(e) if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                          (iv) Once distributions have begun to a 5% owner under this subsection 18.9(e) they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

         18.10 TRANSITIONAL RULE. Notwithstanding the other requirements of this Article 18, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                 (a) The distribution by the Trust is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                 (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                 (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

                 (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                 (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in subsections 18.10(a) and 18.10(e). If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Treasury Reg. Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Treasury Reg. Section 1.401(a)(9)-1 shall apply.
----------------------
End of Article 18

                                  ARTICLE 19
                                 PLAN MERGER

         19.1 MERGER OF PLANS. Effective as of June 30, 1995, the Prior Pension Plan was merged into and made a part of this Plan, and its related Trust (the "Money Purchase Trust") was merged into and made a part of this Trust, and the provisions of this Agreement thereafter govern with respect to the interests of participants in the Prior Plan.


End of Article 19

                                  ARTICLE 20
                               PARTICIPANT LOANS

         20.1 AVAILABILITY OF LOANS. A Participant, former Participant, Beneficiary, or alternate payee under a qualified domestic relations order (the "borrower") may make written application to the Committee for a loan from the assets of the Trust, which loans shall be available to all such individuals on a reasonably equivalent basis for the following reason:

                 (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                 (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                 (c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code);

                 (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;


                 (e) expenses for the rehabilitation or remodeling of the principal residence of the borrower; or

                 (f) expenses for the funeral of a member of the immediate family of the borrower.

         The terms, conditions, and procedures governing or otherwise relating to any loan shall be as set forth herein, as well as those specified by the Committee in the form of Loan Application and Promissory Note and Pledge of Security, which are hereby incorporated by reference into the Plan as the same are from time to time in effect, that are consistent with the requirements of Section
4975(d)(1) of the Code. An application for a loan must be received by the Committee at least 30 days in advance of the date as of which the loan is to be made. In determining whether to grant a loan to a borrower and the amount of any such loan, the Committee shall give consideration to (i) whether the borrower has a sufficient level of income to amortize the loan according to its terms, (ii) whether the loan meets the requirements of this Article 20, (iii) the basic purposes of the Plan, and (iv) the financial condition of the Trust.
As collateral for any loan granted hereunder, the borrower shall grant to the Plan a security interest in 50% of his non-forfeitable interest under the Plan determined as of the date as of which the loan is made and, in the case of a borrower who is an active employee, also shall enter into an agreement to repay the loan by payroll withholding. A loan shall not be granted unless the borrower consents in writing to the charging of his Plan accounts for unpaid principal and interest amounts in the event the loan is declared to be in default.
Furthermore, if the borrower is married at the time the loan is to be made, the loan shall not be granted unless the borrower's spouse also consents in writing to the charging of the borrower's Plan accounts for unpaid principal and interest amounts in the event the loan is declared to be in default. Any such spousal consent shall be irrevocable, shall acknowledge the effect of the consent, and shall be witnessed by a Plan representative or a Notary Public, unless the Committee finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and the regulations issued thereunder.

         20.2 ACCOUNTING FOR LOANS. Any loan granted to the borrower shall be deemed an earmarked investment made solely for the borrower's benefit and shall be evidenced by a separate loan account of the borrower. A borrower's separate loan account shall be established as of the date on which the loan is made and shall be funded with an amount equal to the principal amount of the loan that is transferred to such account from first, the borrower's 401(k) Account, next from the borrower's Rollover Account, next the borrower's Annual Employer Contribution Account, and finally from the borrower's Profit Sharing Contributions Account. Transfers to a loan account shall be made from such of the Investment Funds in which such accounts are invested as the borrower shall direct and shall be subject to any restrictions and limitations applicable under the terms of any insurance company guaranteed investment contract or other instrument in which the borrower's other Plan accounts are invested. All principal and interest payments made on a loan granted hereunder shall be allocated upon receipt to the borrower's other Plan accounts in the proportion that such accounts were debited to fund the borrower's separate loan account, but based upon his investment election then in effect pursuant to Article 8.
The balance of the borrower's separate loan account shall be decreased by the amount of principal payments and the loan account shall be closed when the loan has been repaid in full. Any expenses of the Trustee which are directly attributable to its administration of a borrower's separate loan account, as determined by the Trustee, shall be charged to and paid from the borrower's Plan accounts in the proportion that such accounts were debited to fund the borrower's separate loan account.

         20.3 TERMS AND CONDITIONS OF LOAN. The Committee shall prescribe the terms and conditions of any loan granted hereunder, but in any event the following shall apply:

                 (a) The interest rate shall be determined from time to time by the Committee and shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

                 (b) The term shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

                 (c) The original principal amount of any loan shall not be less than $500, and the Committee may limit the number and frequency of loans made to a borrower in accordance with uniform rules and procedures.

                 (d) The principal amount of any loan hereunder to a borrower shall not exceed, when aggregated with the outstanding balance of all loans to the borrower from other plans maintained by an Employer or a Related Corporation, and amount equal to the lessor of:

                          (i) $50,000 (reduced by the highest outstanding balance of any other loan to the borrower from the Plan or another plan of an Employer or a Related Corporation during the preceding 12-month period), or

                          (ii) 50% of the aggregate amount of the borrower's non-forfeitable interest under the Plan and his nonforfeitable interest under all other plans maintained by an Employer or a Related Corporation.

                  (e) The principal amount of any loan hereunder to a borrower shall not exceed the lesser of (i) the amounts credited to his 401(k) Account, or (ii) 50% of the borrower's non-forfeitable interest under the Plan, determined as of the date as of which the loan is made.

         20.4 REPAYMENT OF LOAN. The loan shall be repaid, with interest, no less rapidly than in equal monthly installments over the term of the loan. In the case of a borrower who is on the payroll of an Employer or a Related Corporation, the loan payments shall be made by payroll deduction. A borrower may, however, prepay the entire balance of his loan in one single lump sum without the imposition of any prepayment penalty. In the event of failure on the part of a borrower to make, or cause to be made, any payment required under the terms of the loan within 60 days following the date on which such payment shall become due, the Committee may declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the accounts of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan.
------------------------
End of Article 20

                                  ARTICLE 21
                           MISCELLANEOUS PROVISIONS

         21.1 COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or rate of Compensation of any Participant hereunder for any period.

         21.2 BENEFITS. Nothing in this Agreement shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, former Participants, and beneficiaries.

         21.3 NO GUARANTEES. Neither any Employer, the Committee, nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

         21.4 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with this Agreement by the Company, any other Employer, the Committee, or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

         21.5 DUTY TO FURNISH INFORMATION. Each of the Company, the other Employers, the Committee, or the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any of the others reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         21.6 WITHHOLDING. The Trustee shall withhold any tax which by any present or future law is required to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder.

         21.7 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

         21.8 CONDITION ON EMPLOYER CONTRIBUTIONS. Notwithstanding anything to the contrary contained in this agreement, any obligation of any Employer to make any contribution hereunder is hereby conditioned upon (i) the continued qualification of the Plan under Section 401(a) of the Code, provided that any contribution shall be returned to such Employer within one year after the date of denial of qualification of the Plan in connection with an amendment to the Plan or Trust and (ii) the deductibility of the contribution shall be returned to such Employer (to the extent disallowed) within one year after the disallowance of the deduction. Furthermore, a contribution which is made by any Employer under a mistake of fact shall be returned to such Employer within one year after the payment of the contribution. Except as otherwise provided in this Section 21.8, however, in no event shall any portion of the Trust property ever revert to or otherwise inure to the benefit of any Employer or a Related Corporation.

         21.9 BACK PAY AWARDS. The provisions of this Section 21.9 shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section 21.9 applies was or would have been eligible to make an election under Section 3.3 after the Hours of Service applicable to such back pay award or agreement have been credited in accordance with the provisions of Article 2, and if such person shall make within 30 days of the date he receives notice of the provisions of this Section 21.9 an election under Section 3.3 (retroactive to any payroll period he was or has become eligible to do so), then any 401(k) Contributions which were not previously made but which, after application of the foregoing provisions of this Section 21.9, would have been made under the provisions of Section 5.1, if such Participant so elects, shall be made out of the proceeds of such back pay award or agreement. The amount of such additional contributions shall be credited to his 401(k) Account, Profit Sharing Contributions Account, and Annual Employer Contributions Account, as appropriate, if such person is a Participant when the award or agreement is made or becomes a Participant as a result of the provisions of this Section 21.9. Any additional contributions made by such Employer pursuant to this Section 21.9 shall be made in accordance with, and subject to the limitations of, Article 5 and 6.

         21.10 VALIDITY OF AGREEMENT. The validity of this Agreement shall be determined and this Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio except to the extent preempted by federal law. The invalidity or illegality of any provision of this Agreement shall not affect the legality or validity of any other part thereof.

         21.11 PARTIES BOUND. This Agreement shall be binding upon the parties hereto, the Employers, the Committee, all Participants, former Participants, and beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.
-----------------
End of Article 21

         IN WITNESS WHEREOF, the parties hereto, each by its duly authorized officers, have caused this Agreement to be executed as of the day and year first above written.

                                     LSI INDUSTRIES INC.


                                     BY: /s/ Ronald S. Stowell
                                        -----------------------------
                                     Title: Chief Financial Officer
                                            and Treasurer


                                     THE FIFTH THIRD BANK


                                     BY: /s/
                                         ----------------------------
                                     Title: Trust Officer

                      ADOPTION OF THE LSI INDUSTRIES INC.
                           RETIREMENT PLAN AND TRUST
                   (Amended and Restated as of July 1, 1989)



         The undersigned hereby adopts the LSI Industries Inc. Retirement Plan and Trust as amended and restated July 1, 1989, except as otherwise provided.


                                           SGI INTEGRATED
                                           GRAPHIC SYSTEMS, INC.


                                           BY: Ronald S. Stowell
                                           ITS: Treasurer
                                           DATE: 6-27-95


                                           GREENLEE LIGHTING INC.

                                           BY: Ronald S. Stowell
                                           ITS: Treasurer
                                           DATE: 6-27-95





                                                                        279554.2